    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1994

                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                         CHRYSLER FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                  MICHIGAN                                       38-0961430
       State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization                        Identification No.)

                              27777 FRANKLIN ROAD
                        SOUTHFIELD, MICHIGAN 48034-8286
                                 (810) 948-3060
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              ROBERT A. LINK, ESQ.
                         CHRYSLER FINANCIAL CORPORATION
                              27777 FRANKLIN ROAD
                        SOUTHFIELD, MICHIGAN 48034-8286
                                 (810) 948-3060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                    Copy to:
                            RENWICK D. MARTIN, ESQ.
                                  BROWN & WOOD
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5319
                      ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
                      ------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

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  TITLE OF EACH CLASS OF                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
     SECURITIES TO BE         AMOUNT TO BE       OFFERING         AGGREGATE         AMOUNT OF
         REGISTERED            REGISTERED   PRICE PER UNIT (1) OFFERING PRICE (1)  REGISTRATION FEE
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Asset Backed Securities...  $11,156,250,000        100%        $11,156,250,000      $2,231,250
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(1) Estimated solely for the purpose of calculating the registration fee.
                      ------------------------------------

PURSUANT TO RULE 429, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO, AND THIS REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT TO, REGISTRATION STATEMENT NO. 33-50285, WHICH BECAME EFFECTIVE ON SEPTEMBER 23, 1993.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
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                               INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Premier Auto Trusts created from time to time by Chrysler Financial Corporation and (ii) two forms of Prospectus Supplement relating to the offering by Premier Auto Trust 199 - of the particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Chrysler Financial Corporation to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1994

PROSPECTUS SUPPLEMENT

(To Prospectus dated           , 1994)

                               $

                           PREMIER AUTO TRUST 199  -
               $              CLASS A-1      % ASSET BACKED NOTES
               $              CLASS A-2      % ASSET BACKED NOTES
               $              CLASS A-3      % ASSET BACKED NOTES
                $                   % ASSET BACKED CERTIFICATES

                        CHRYSLER FINANCIAL CORPORATION
                                     SELLER

                         CHRYSLER CREDIT CORPORATION
                                    SERVICER
                             ---------------------

     THE PREMIER AUTO TRUST 199 - (THE "TRUST") WILL BE GOVERNED BY AN AMENDED
AND RESTATED TRUST AGREEMENT, TO BE DATED AS OF           , 199 , AMONG CHRYSLER
FINANCIAL CORPORATION (THE "SELLER"),           , A WHOLLY OWNED SUBSIDIARY OF
THE SELLER (THE "COMPANY") AND           , AS OWNER TRUSTEE. THE TRUST WILL
ISSUE $          AGGREGATE PRINCIPAL AMOUNT OF CLASS A-1    % ASSET BACKED NOTES
(THE "CLASS A-1 NOTES"), $          AGGREGATE PRINCIPAL AMOUNT OF CLASS A-2    %
ASSET BACKED NOTES (THE "CLASS A-2 NOTES") AND $          AGGREGATE PRINCIPAL
AMOUNT OF CLASS A-3    % ASSET BACKED NOTES (THE "CLASS A-3 NOTES" AND, TOGETHER
WITH THE CLASS A-1 NOTES AND THE CLASS A-2 NOTES, THE "NOTES") PURSUANT TO AN
INDENTURE TO BE DATED AS OF                , 199  , BETWEEN THE TRUST AND
          , AS INDENTURE TRUSTEE. THE TRUST WILL ALSO ISSUE $          AGGREGATE
PRINCIPAL AMOUNT OF    % ASSET BACKED CERTIFICATES (THE "CERTIFICATES" AND,
TOGETHER WITH THE NOTES, THE "SECURITIES"). THE ASSETS OF THE TRUST WILL INCLUDE A POOL OF MOTOR VEHICLE RETAIL INSTALLMENT SALE CONTRACTS (THE "RECEIVABLES"), SECURED BY SECURITY INTERESTS IN THE MOTOR VEHICLES FINANCED THEREBY AND INCLUDING CERTAIN MONIES DUE OR RECEIVED THEREUNDER ON OR AFTER THE RELATED CUTOFF DATE (AS DEFINED HEREIN), TRANSFERRED TO THE TRUST BY THE SELLER ON OR PRIOR TO THE CLOSING DATE AND MONIES ON DEPOSIT IN A TRUST ACCOUNT (THE "PRE-FUNDING ACCOUNT") TO BE ESTABLISHED WITH THE INDENTURE TRUSTEE. ADDITIONAL MOTOR VEHICLE RETAIL INSTALLMENT SALE CONTRACTS (THE "SUBSEQUENT RECEIVABLES") WILL BE PURCHASED BY THE TRUST FROM THE SELLER FROM TIME TO TIME ON OR BEFORE
          , 199 , FROM FUNDS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT. THE NOTES WILL BE SECURED BY THE ASSETS OF THE TRUST PURSUANT TO THE INDENTURE.


     INTEREST ON ALL CLASSES OF NOTES WILL ACCRUE AT THE FIXED PER ANNUM INTEREST RATES SPECIFIED ABOVE. INTEREST ON THE NOTES WILL GENERALLY BE PAYABLE
ON THE           DAY[S] OF EACH MONTH (EACH, A "DISTRIBUTION DATE"), COMMENCING
          , 199 . PRINCIPAL OF THE NOTES WILL BE PAYABLE ON EACH DISTRIBUTION DATE TO THE EXTENT DESCRIBED HEREIN, EXCEPT THAT NO PRINCIPAL WILL BE PAID ON THE CLASS A-2 NOTES UNTIL THE CLASS A-1 NOTES HAVE BEEN PAID IN FULL AND NO PRINCIPAL WILL BE PAID ON THE CLASS A-3 NOTES UNTIL THE CLASS A-2 NOTES HAVE BEEN PAID IN FULL.
                                                   (Continued on following page)
                             ---------------------

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL
   INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CHRYSLER FINANCIAL CORPORATION, CHRYSLER CREDIT
     CORPORATION, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE
       OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

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                                                                        UNDERWRITING      PROCEEDS TO
                                                   PRICE TO PUBLIC(1)      DISCOUNT     THE SELLER(1)(2)
- ---------------------------------------------------------------------------------------------------------
 Per Class A-1 Note...............................         %                 %                 %
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 Per Class A-2 Note...............................         %                 %                 %
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 Per Class A-3 Note...............................         %                 %                 %
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 Per Certificate..................................         %                 %                 %
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 Total............................................ $                 $                 $
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(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $          .
                             ---------------------
     The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about the Closing Date.
                             ---------------------

          The date of this Prospectus Supplement is           , 199 .

(Continued from preceding page)


     The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the later of (i) the
Distribution Date next succeeding the Distribution Date on which the Class A-1
Notes were paid in full and (ii) the           , 199 Distribution Date.
Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein. In addition, upon any downgrading or withdrawal by any Rating Agency of its rating of any class of Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full, unless such rating has been restored.



     Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class A-3 Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust. One or more classes of the Notes will be subject to partial mandatory redemption and the Certificates may be subject to partial mandatory prepayment, at a premium described herein, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein).


     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of the Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer.................   Premier Auto Trust 199 -     (the "Trust" or the "Issuer"), a
                          Delaware business trust established pursuant to a trust agreement
                          (as amended and restated on the Closing Date and as amended and supplemented thereafter, the "Trust Agreement") dated as of
                                      , 199 , among the Seller,           , a wholly-owned
                          subsidiary of the Seller (the "Company"), and the Owner Trustee.

Seller.................   Chrysler Financial Corporation (the "Seller" or "CFC").

Servicer...............   Chrysler Credit Corporation (the "Servicer" or "CCC").

Indenture Trustee......   , as trustee under the Indenture (the "Indenture Trustee").

Owner Trustee..........   , as trustee under the Trust Agreement (the "Owner Trustee").

The Notes..............   The Trust will issue Asset Backed Notes (the "Notes") pursuant to an
                          Indenture to be dated as of           , 199 (as amended and
                          supplemented from time to time, the "Indenture"), between the Issuer
                          and the Indenture Trustee, as follows: (1) Class A-1    %
                          Asset-Backed Notes (the "Class A-1 Notes") in the aggregate
                          principal amount of $          ; (2) Class A-2    % Asset Backed
                          Notes (the "Class A-2 Notes") in the aggregate principal amount of
                          $          ; and (3) Class A-3    % Asset Backed Notes (the "Class
                          A-3 Notes") in the aggregate principal amount of $          .

                          The Notes will be secured by the assets of the Trust pursuant to the
                          Indenture.

The Certificates.......   The Trust will issue           % Asset-Backed Certificates (the
                          "Certificates" and, together with the Notes, the "Securities") with
                          an aggregate initial Certificate Balance of $          . The
                          Certificates will represent fractional undivided interests in the
                          Trust and will be issued pursuant to the Trust Agreement.

The Receivables........   On           , 199 (the "Closing Date"), the Trust will purchase
                          Receivables (the "Initial Receivables") having an aggregate
                          principal balance of approximately $          as of (the "Initial
                          Cutoff Date") from the Seller pursuant to a Sale and Servicing
                          Agreement to be dated as of           , 199 (as amended and
                          supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer. On and following the
                          Closing Date, pursuant to the Sale and Servicing Agreement, the
                          Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional
                          Receivables (the "Subsequent Receivables") from time to time during the Funding Period having an aggregate principal balance equal to
                          approximately $          (such amount being equal to an amount on
                          deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the
                          Closing Date). The Seller will designate as a cutoff date (each a
                          "Subsequent Cutoff Date") each date as of which payments in respect of particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent

                          Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Seller (each date on which
                          Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding
                          Period. See "Description of the Transfer and Servicing
                          Agreements--Sale and Assignment of Receivables; Subsequent
                          Receivables" herein.

                          The Initial Receivables have been selected, and the Subsequent
                          Receivables will be selected, from the contracts owned by the Seller based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus. As of the Initial Cutoff
                          Date, the weighted average annual percentage rate of the Initial
                          Receivables was approximately    %, the weighted average remaining
                          maturity of the Initial Receivables was approximately    months and
                          the weighted average original maturity of the Initial Receivables
                          was approximately    months. No Initial Receivable has, and no
                          Subsequent Receivable will have, a scheduled maturity later than
                                    (the "Final Scheduled Maturity Date").

                          Subsequent Receivables may be originated by CCC at a later date using credit criteria different from those which were applied to the
                          Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent
                          Receivables to the Trust, the characteristics of the entire pool of
                          Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Special Considerations -- The
                          Receivables and the Pre-Funding Account" and "The Receivables Pool"
                          herein.

                          The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding
                          Collection Period, after giving effect to all payments (other than
                          Payaheads) received from Obligors, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.

Terms of the Notes.....   The principal terms of the Notes will be as described below:

  A. Distribution
  Dates................   Payments of interest and principal on the Notes will be made on the day[s] of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date")
                          commencing           , 199 . Each reference to a "Payment Date" in
                          the Prospectus shall refer to a Distribution Date herein. Payments will be made to holders of record of the Notes (the "Noteholders")
                          as of the day immediately preceding such Distribution Date or, if
                          Definitive Notes are issued, as of the 15th day of the preceding month (a "Record Date"). A "Business Day" is a day other than a
                          Saturday, a Sunday or a day on which banking institutions or trust companies in the City of New York are authorized by law, regulation or executive order to be closed.

  B. Interest Rates....   The Interest Rates on the Notes will be as follows: (i) Class A-1
                          Notes,    % per annum (the "Class A-1 Rate"), (ii) Class A-2 Notes,
                             % per annum (the "Class A-2 Rate"), and (iii) Class A-3 Notes,
                             % per annum (the "Class A-3 Rate" and, together with the Class
                          A-1 Rate and the Class A-2 Rate, the "Interest Rates").

  C. Interest..........   Interest on the outstanding principal amount of the Notes of each class will accrue at the applicable Interest Rate from the Closing
                          Date (in the case of the first Distribution Date) or from the second day of the month preceding the month in which a Distribution Date occurs to and including the first day of the

                          month of such Distribution Date (each an "Interest Period").
                          Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the
                          Notes -- Payments of Interest" herein.

  D. Principal.........   Principal of the Notes will be payable on each Distribution Date in an amount equal to the sum of the Noteholders' Principal
                          Distributable Amount for the calendar month (the "Collection
                          Period") preceding such Distribution Date (in the case of the first
                          Distribution Date, including the period from             , 199 to
                          and including             , 199 ) to the extent of funds available
                          therefor. Subject to the reconciliation methodology referred to below, the "Noteholders' Principal Distributable Amount" will be the sum of (i) the Noteholders' Percentage of the Regular Principal
                          Distribution Amount (such "Regular Principal Distribution Amount"
                          being the amount of principal paid or, in certain circumstances, scheduled to be paid with respect to the Receivables (exclusive of
                          Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period)
                          plus, in certain circumstances, the principal balance of defaulted
                          Receivables, as calculated by the Servicer as described under
                          "Description of the Transfer and Servicing Agreements --
                          Distributions") plus (ii) the portion, if any, of the Total
                          Distribution Amount for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the interest due on the Notes,
                          (c) the portion of the Regular Principal Distribution Amount allocated to the Noteholders pursuant to clause (i), (d) the interest due on the Certificates, (e) the portion of the Regular
                          Principal Distribution Amount distributed to the Certificateholders as described below under "Description of the
                          Certificates -- Distributions of Principal Payments," and (f) the
                          amount, if any, required to be deposited in the Reserve Account on such Distribution Date (the "Accelerated Principal Distribution
                          Amount"). [Or, state other method for determining the amount of principal to be paid on the Notes.]

                          On the Business Day immediately preceding each Distribution Date (a
                          "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under
                          "Description of the Transfer and Servicing
                          Agreements -- Distributions -- Allocation of Collections on
                          Receivables; Reconciliation" in the Prospectus, and payments to
                          Securityholders on the following Distribution Date will be based on such allocation, with the appropriate adjustments in respect of the prior Collection Period as described under such heading.

                          Payments of principal on the Notes will be made on each Distribution
                          Date in the amounts and subject to the priorities described in
                          "Description of the Notes -- Payments of Principal" herein.

                          The outstanding principal amount of the Class A-1 Notes, to the
                          extent not previously paid, will be payable on           (the "Class
                          A-1 Final Scheduled Distribution Date"), the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid,
                          will be payable on           (the "Class A-2 Final Scheduled
                          Distribution Date") and the outstanding principal amount of the
                          Class A-3 Notes, to the extent not previously paid, will be payable
                          on           (the "Class A-3 Final Scheduled Distribution Date").

  E. Optional
     Redemption........   The Class A-3 Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, at a redemption price equal to the unpaid principal amount of the Class A-3 Notes plus accrued and unpaid interest thereon. See "Description of the
                          Notes -- Optional Redemption" herein. The "Initial Pool Balance"
                          will equal the sum of (i) the aggregate principal balance of the
                          Initial Receivables as of the Initial Cutoff Date plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust on or prior to such date as of their respective Subsequent
                          Cutoff Dates.
  F. Mandatory
     Redemption........   A class or classes of Notes then outstanding will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in the
                          Pre-Funding Account on such date is equal to $            or less,
                          then such amount will be used to redeem the Class A-1 Notes up to an amount not to exceed their outstanding balance, with any remaining amount used to redeem the Class A-2 Notes. If the amount on deposit in the Pre-Funding Account on such date is greater than
                          $            , then such amount will be used to redeem each class of
                          the Notes and the Certificates. The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' Pre-Funded Percentage of the amount then on deposit in the
                          Pre-Funding Account. The "Pre-Funded Percentage" with respect to a class of Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of such class of Notes or the initial Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the initial Certificate
                          Balance.

                          A limited recourse mandatory prepayment premium (the "Note
                          Prepayment Premium") will be payable by the Trust to the Noteholders pursuant to a Mandatory Redemption if the amount on deposit in the
                          Pre-Funding Account exceeds $          . The Note Prepayment Premium
                          for each class of Notes will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on such class' portion of any remaining Pre-Funded Amount (the "Note
                          Prepayment Amount") at the Interest Rate borne by such class of
                          Notes during the period commencing on and including the Distribution
                          Date on which such Note prepayment amount is required to be distributed to Noteholders of such class to but excluding
                                    , in the case of the Class A-1 Notes,           , in the
                          case of the Class A-2 Notes and           , in the case of the Class
                          A-3 Notes, over (ii) the amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
                                    , in the case of the Class A-1 Notes, the           , in
                          the case of the Class A-2 Notes, and the           , in the case of
                          the Class A-3 Notes. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment
                          Premium shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent

                          Receivables having an aggregate principal amount equal to the
                          Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.
Terms of the
  Certificates.........   The principal terms of the Certificates will be as described below:

  A. Distribution
  Dates................   Distributions with respect to the Certificates will be made on each
                          Distribution Date, commencing           , 199 . Distributions will
                          be made to holders of record of the Certificates (the
                          "Certificateholders", and, together with the Noteholders, the
                          "Securityholders") as of the related Record Date (which will be the
                          15th day of the month if Definitive Certificates are issued).
  B. Pass Through
  Rate.................   % per annum (the "Pass Through Rate").

  C. Interest..........   On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Pass Through Rate on the outstanding Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and distributions in respect of the Notes from the Total Distribution
                          Amount and the Reserve Account. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest in respect of a Distribution Date will accrue from the Closing Date
                          (in the case of the first Distribution Date) or from the second day of the calendar month preceding such Distribution Date to and including the fist day of the calendar month in which such
                          Distribution Date occurs.

  D. Principal.........   On each Distribution Date commencing on the later of (i) the
                                    199 Distribution Date and (ii) the           Distribution
                          Date next succeeding the Distribution Date on which the Class A-1
                          Notes were paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders'
                          Principal Distributable Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee and payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates; provided, however, that upon any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full or until such rating has been restored. The Certificateholders' Principal
                          Distributable Amount will be based on the Certificateholders'
                          Percentage of the Regular Principal Distribution Amount, and will be calculated by the Servicer in the manner described under
                          "Description of the Transfer and Servicing
                          Agreements -- Distributions," subject to the reconciliation methodology described in the Prospectus under "Description of the
                          Transfer and Servicing Agreements -- Distributions -- Allocation of

                          Collections on Receivables; Reconciliation."
                          The outstanding principal amount, if any, of the Certificates will
                          be payable in full on           , 199 (the "Final Scheduled
                          Distribution Date").
  E. Optional
     Prepayment........   If the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate
                          Balance together with accrued interest at the Pass Through Rate, and the Certificates will be retired. See "Description of the
                          Certificates -- Optional Prepayment" herein.

  F. Mandatory
     Repurchase........   The Certificates will be prepaid, in part, pro rata on the basis of their initial principal amounts, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Receivables, including any such
                          purchase on such date exceeds $          (a "Mandatory Repurchase").
                          The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

                          A limited recourse mandatory prepayment premium (the "Certificate
                          Prepayment Premium") will be payable by the Trust to the
                          Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment
                          Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the
                          Certificates' portion of any remaining Pre-Funded Amount (the
                          "Certificate Prepayment Amount") at the Pass Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
                          Certificateholders to but excluding           , over (ii) the amount
                          of interest that would have accrued on such Certificate Prepayment
                          Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date
                          preceding such Distribution Date on the           . Such excess will
                          be discounted to present value to such Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium will be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent
                          Receivables having an aggregate principal amount equal to the
                          Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.

Pre-Funding Account....   During the period (the "Funding Period") from and including the
                          Closing Date until the earliest of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account is equal to
                          $          or less, (b) the occurrence of an Event of Default under
                          the Indenture or a Servicer Default under the Sale and Servicing
                          Agreement, (c) the occurrence of certain events of insolvency with respect to the Seller or the Servicer and (d) the Determination Date
                          with respect to the           , 199 Determination Date, the
                          Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee (the "Pre-Funding Account"). The Pre-Funded
                          Amount will initially equal approximately $          , and, during
                          the Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and
                          Servicing Agreement and the amount thereof deposited in the Reserve
                          Account in connection with the purchase of such Subsequent
                          Receivables. The Seller expects that the Pre-Funded Amount will be
                          reduced to $          or less by the           Distribution Date.
                          Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders and Noteholders as described above.

Reserve Account........   The Reserve Account will be created with an initial deposit by the
                          Seller on the Closing Date of cash or Eligible Investments having a
                          value at least equal to   % of the Initial Pool Balance plus an
                          amount attributable to the difference between the anticipated investment earnings on the Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and
                          Certificates

                          represented by the Pre-Funded Amount. On each Subsequent Transfer
                          Date, cash or Eligible Investments having a value approximately
                          equal to    % of the aggregate principal balance of the Subsequent
                          Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Seller in connection with the sale of
                          Subsequent Receivables and deposited in the Reserve Account. The amount initially deposited in the Reserve Account by the Seller together with the aggregate amount transferred from the Pre-Funding
                          Account to the Reserve Account on each Subsequent Transfer Date is referred to as the "Reserve Account Initial Deposit".

                          Certain amounts in the Reserve Account on any Distribution Date
                          (after giving effect to all distributions to be made on such
                          Distribution Date, as reconciled on such Distribution Date) in excess of the Specified Reserve Account Balance for such
                          Distribution Date will be released to the Company (except to the extent described under "Description of the Transfer and Servicing
                          Agreements -- Reserve Account"). Subject to reduction as described below, the "Specified Reserve Account Balance" with respect to any
                          Distribution Date generally will be equal to the sum of (i)      %
                          of the Initial Pool Balance, plus an amount related to the difference between anticipated investment earnings on the
                          outstanding Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates represented by
                          the outstanding Pre-Funded Amount and (ii)      % of the Pool
                          Balance on the first day of the related Collection Period. However, so long as on any Distribution Date (except the first Distribution
                          Date) the sum of (x) the outstanding principal balance of the
                          Securities (after giving effect to distributions made on the prior
                          Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection
                          Period is less than or equal to the sum of      % of (a) the Pool
                          Balance on the first day of the related Collection Period and (b)
                          the Pre-Funded Amount on such date, then the portion of the
                          Specified Reserve Account Balance set forth in clause (i) above will
                          be reduced to      % of the Initial Pool Balance. In addition, so
                          long as on any Distribution Date (except the first Distribution
                          Date) the sum of (x) the outstanding principal balance of the
                          Securities (after giving effect to distributions made on the prior
                          Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection
                          Period is less than the equal to the sum of      % of (a) the Pool
                          Balance on the first day of the related Collection Period and (b)
                          the Pre-Funded Amount on such day, then such portion of the
                          Specified Reserve Account Balance set forth in clause (i) above will
                          be reduced to      % of the Initial Pool Balance. With respect to
                          the portion of the Specified Reserve Account Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of
                          Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related
                          Collection Period is less than or equal to the sum of      % of (a)
                          the Pool Balance on the first day of the related Collection Period and (b) the Pre-Funded Amount on such day, then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the
                          percentage (which shall not be greater than      % or less than
                          zero) equal to (X) the

                          percentage derived from the fraction, the numerator of which is the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and the
                          denominator of which is such Pool Balance less (Y)      %. [The
                          Specified Reserve Account Balance is further subject to adjustment in certain circumstances described herein.] Funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount with respect to any Collection
                          Period remaining after the Servicing Fee is paid is less than the
                          Noteholders' Distributable Amount and will be deposited in the Note
                          Distribution Account for distribution to the Noteholders on the related Distribution Date. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total
                          Distribution Amount remaining after payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note
                          Distribution Account is less than the Certificateholders'
                          Distributable Amount and will be deposited in the Certificate
                          Distribution Account for distribution to the Certificateholders. If funds applied in accordance with the preceding sentence are insufficient to distribute the interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the
                          Reserve Account and applied to distribute interest on the
                          Certificates to the extent of the Certificate Interest Reserve
                          Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders'
                          Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the
                          Certificate Distribution Account and after giving effect to any reconciliation on such Distribution Date in respect of the distributions made on the preceding Distribution Date. The Reserve
                          Account will be maintained as an account in the name of the
                          Indenture Trustee.

Collection Account.....   Except under certain conditions described herein, the Servicer will be required to remit collections received with respect to the
                          Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the "Collection
                          Account"). Pursuant to the Sale and Servicing Agreement, the
                          Servicer will have the revocable power to instruct the Indenture
                          Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee for the prior
                          Collection Period and any overdue Servicing Fees to the Servicer,
                          (ii) the Noteholders' Interest Distributable Amount and the
                          Noteholders' Principal Distributable Amount into the Note
                          Distribution Account, (iii) the Certificateholders' Interest
                          Distributable Amount and, commencing on the later of (a) the
                                    199 Distribution Date and (b) the           Distribution
                          Date next succeeding the Distribution Date on which the Class A-1
                          Notes were paid in full, the Certificateholders' Principal
                          Distributable Amount into the Certificate Distribution Account and
                          (iv) the remaining balance, if any, to the Reserve Account.

Tax Status.............   In the opinion of Brown & Wood ("Federal Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In the opinion of
                          Allan L. Ronquillo, the general counsel of the Seller and the
                          Servicer, ("Michigan Tax Counsel"), the same characterization will apply for Michigan income and single business tax purposes. Each

                          Noteholder, by the acceptance of a Note, will agree to treat the
                          Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income and
                          Michigan income and single business tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to
                          Certificateholders. See "Certain Federal Income Tax Consequences"
                          and "Certain State Tax Consequences with respect to Trusts for which a Partnership Election is Made" in the Prospectus for additional information concerning the application of federal income and
                          Michigan tax laws to the Trust and the Securities.

ERISA Considerations...   Subject to the considerations discussed under "ERISA Considerations"
                          herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans.

                          The Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as
                          amended ("ERISA") or Section 4975 of the Internal Revenue Code of
                          1986, as amended (the "Code") or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

[Legal Investment......   The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the Notes....   It is a condition to the issuance of the Notes that they be rated in the highest investment rating category by at least two nationally recognized rating agencies. However, the rating agencies do not evaluate, and the rating does not address, the likelihood that the
                          Note Prepayment Premium will be paid. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

Rating of the
  Certificates.........   It is condition of the issuance of the Certificates that they be rated [at least] " " or its equivalent by at least two nationally recognized rating agencies. However, the rating agencies do not evaluate, and the rating does not address, the likelihood that the
                          Certificate Prepayment Premium will be paid. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                             SPECIAL CONSIDERATIONS


     Limited Liquidity. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.



     The Receivables and the Pre-Funding Account.  On the Closing Date, the
Seller will transfer to the Trust the approximately $          of Initial
Receivables and the approximately $          Pre-Funded Amount on deposit in the
Pre-Funding Account. If the principal amount of eligible Receivables originated by CCC during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders and the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" and "Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Seller and Chrysler Corporation" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement (including that such Subsequent Receivable has not been repurchased by the Seller through the exercise of optional redemption provisions contained in other securitization transactions); (ii) the Seller will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following such Collection Period, of the following conditions subsequent, among others: (a) the Seller will deliver certain opinions of counsel to the Owner Trustee, Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, each class of the Notes and the Certificates will be rated in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile and light duty truck receivables in the portfolio serviced by CCC.



     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by
the end of the Funding Period and such amount exceeds $            , the
Noteholders and the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of a class of the Notes or the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. If such remaining Pre-Funded Amount is equal to
$            or less, the entire amount thereof will be paid as principal of the
Class A-1 Notes up to an amount not to exceed their outstanding balance, with any remaining amount used to redeem the Class A-1 to A-2 Notes. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Class A-1 Noteholders.


     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement at the time of its addition. However, Subsequent Receivables may have been originated by CCC at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, an increasing percentage of the Subsequent Receivables may be Fixed Value Receivables or Receivables generated under the Market Value Pricing program. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.


     Social, Economic and Other Factors. The ability of CCC to generate Subsequent Receivables is largely dependent upon the level of retail sales of automobiles and light duty trucks. The level of retail sales of automobiles and light duty trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.



     Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Seller and Chrysler Corporation. Neither the Seller nor CCC is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by CCC. The ability of CCC to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by Chrysler Corporation and its consolidated subsidiaries ("Chrysler"). If, during the Funding Period, Chrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of automobiles and light duty trucks manufactured by Chrysler would decrease, adversely affecting the ability of the Seller to sell Subsequent Receivables to the Trust. The use of incentive programs (e.g., manufacturers' rebate programs) also may affect retail sales. There can be no assurance, therefore, that CCC will continue to generate receivables at the same rate as in prior years. In addition, if CCC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.



     Chrysler reported earnings before income taxes of $1.6 billion for the second quarter of 1994, compared with $1.1 billion for the second quarter of 1993. For the first six months of 1994, Chrysler reported earnings before income taxes and the cumulative effect of changes in accounting principles of $3.1 billion, compared with $2.0 billion for the comparable period of 1993. Pre-tax earnings for the second quarter and first six months of 1993 included gains on sales of automotive assets and investments of $171 million.



     The improvement in operating results in the second quarter and first six months of 1994 over the corresponding periods of 1993 resulted from an increase in sales volume and pricing actions, including lower per unit sales incentives, partially offset by increased employee costs. Chrysler's worldwide factory car and truck sales for the three and six months ended June 30, 1994 were 702,802 units, a 7 percent increase from the second quarter of 1993, and 1,443,400 units, an 11 percent increase over the first six months of 1993. Combined U.S. and Canadian dealers' days supply of vehicle inventory decreased to 45 days at June 30, 1994 from 63 days at December 31, 1993 and 50 days at June 30, 1993.



     Net earnings for the second quarter of 1994 were $956 million, or $2.61 per common share, compared with $685 million, or $1.86 per common share, in the second quarter of 1993. Net earnings for the six months ended June 30, 1994 were $1.9 billion, compared to a net loss of $3.8 billion for the comparable period of 1993. The net loss for the first six months of 1993 resulted from a charge of $4.7 billion, or $13.86 per common share, for the cumulative effect of a change in accounting principle related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits

Other Than Pensions." Results for the first six months of 1993 also included a charge of $283 million, or $0.84 per common share, for the cumulative effect of a change in accounting principle relating to the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."



     Chrysler reported earnings before income taxes and the cumulative effect of changes in accounting principles of $3.8 billion in 1993, compared with $934 million in 1992. The earnings in 1993 included a gain on sales of automotive assets and investments of $265 million. Earnings in 1992 included a gain on the sale of an automotive investment of $142 million, a $110 million charge for reducing investments of Chrysler Canada Ltd. and certain of its employee benefit plans in a real estate investment concern to their estimated net realizable value, and a $101 million restructuring charge related to the realignment of Chrysler's short-term vehicle rental subsidiaries. Excluding the effect of these items, Chrysler's pre-tax earnings for 1993 and 1992 were $3.6 billion and $1.0 billion, respectively.



     The improvement in 1993 over 1992 was primarily the result of a substantial increase in unit sales volume, pricing actions, including significantly lower per unit sales incentives, and an improved mix of higher-margin products, partially offset by increased labor and benefit costs. Chrysler's worldwide factory car and truck sales during 1993 increased 14 percent to 2,475,738 units. U.S. and Canadian dealers' days supply of vehicle inventory decreased to 63 days at December 31, 1993 from 72 days at December 31, 1992.



     Including the provision for income taxes and the cumulative effect of changes in accounting principles, Chrysler reported a net loss for 1993 of $2.6 billion, or $7.62 per common share, compared with net earnings of $723 million, or $2.21 per common share for 1992. The net loss for 1993 resulted from a charge of $4.7 billion, or $13.57 per common share, for the cumulative effect of a change in accounting principle related to the adoption of SFAS No. 106. Also included in the 1993 results was a charge of $283 million, or $0.82 per common share, for the cumulative effect of a change in accounting principle relating to the adoption of SFAS No. 112. Net earnings for 1992 included a $218 million, or $0.74 per common share, favorable cumulative effect of a change in accounting principle relating to the adoption of SFAS No. 109, "Accounting for Income Taxes".



     During 1992 and 1993, Chrysler took various actions to strengthen its financial condition, improve liquidity and add to its equity base in order to ensure its ability to carry out its new product development and facility modernization programs without significant interruption. In the second and third quarters of 1993, Chrysler sold its remaining 50.3 million shares of Mitsubishi Motors Corporation ("MMC") stock for net proceeds of $329 million and sold the plastics operations of its Acustar division for net proceeds of $132 million. In February 1993, Chrysler issued 52 million shares of common stock for net proceeds of $1.95 billion. In 1992, Chrysler sold 43.6 million shares of MMC stock for net proceeds of $215 million and issued 1.7 million shares of convertible preferred stock for net proceeds of $836 million.



     CFC's earnings before taxes were $69 million and $144 million for the three and six months ended June 30, 1994, which compares to $62 million and $112 million for the comparable periods of 1993, before the cumulative effect of changes in accounting principles. The increase in 1994 earnings before taxes and accounting changes resulted from higher levels of automotive financing and lower provisions for credit losses, partially offset by reduced retail automotive margins.



     CFC's net earnings were $44 million and $91 million for the three and six months ended June 30, 1994 compared to $44 million and $51 million in the comparable periods of 1993. Net earnings for the six months ended June 30, 1993 included charges totaling $30 million from the adoption of SFAS No. 106 and SFAS No. 112.



     CFC reported net earnings of $129 million for 1993 compared to $231 million for 1992. Accounting changes in 1993 and 1992 negatively impact net earnings comparison by $81 million. Net earnings for 1993 included a $30 million after-tax charge from the adoption of SFAS No. 106 and SFAS No. 112, while 1992 net earnings included a $51 million favorable after-tax adjustment from the adoption of SFAS No. 109.



     CFC's earnings before the cumulative effect of changes in accounting principles were $159 million for 1993 and $180 million for 1992. The decline in earnings before accounting changes resulted largely from higher borrowing costs incurred under CFC's revolving credit agreements.

     Both Chrysler and CFC regained investment grade credit ratings in 1993. The improved credit ratings reflect Chrysler's improved operating results, the significant improvements in Chrysler's balance sheet (including reductions in its outstanding debt and unfunded pension obligation), and CFC's improved liquidity.



     Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.



     Subordination; Limited Assets. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the later to occur of (i) the
               Distribution Date next succeeding the Distribution Date on which
the Class A-1 Notes were paid in full and (ii) the                Distribution
Date. Moreover, upon any reduction or withdrawal by any Rating Agency of its rating of any class of Notes (see "-- Ratings of the Securities"), the Certificateholders will not receive any distributions of principal until after all the Notes have been paid in full or until such rating has been restored.



     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account. The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.



     Ratings of the Securities. It is a condition to the issuance of each class of the Notes and of the Certificates that each class of the Notes be rated in the highest rating category, and the Certificates be rated [at least] "A" or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood that the Note Prepayment Premium or the Certificate Prepayment Premium will be paid. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                   THE TRUST

GENERAL

     The Issuer, Premier Auto Trust 199 - , is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity equal to the
Certificate Balance of $          excluding amounts deposited in the Reserve
Account. Certificates with an original principal balance of $          will be
sold to the Company and the remaining equity interest will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates or the Trust. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount.


     If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements-Distributions" and "--Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in Delaware, in care of           , as
Owner Trustee, at the address listed below under "--The Owner Trustee".

CAPITALIZATION OF THE TRUST


     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:


            Class A-1 Notes...........................................  $
            Class A-2 Notes...........................................
            Class A-3 Notes...........................................
            Certificates..............................................
                                                                        --------
                   Total..............................................  $
                                                                        ========

THE OWNER TRUSTEE

               is the Owner Trustee under the Trust Agreement.           is a
          and its principal offices are located at           . The Seller and
its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and will include any Subsequent Receivables purchased as of the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").


     The Initial Receivables were purchased, and the Subsequent Receivables were or will be purchased, by the Servicer from Dealers in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as the requirement that each Receivable (i) has an outstanding gross balance of at least $1,000 and (ii) as of the applicable Cutoff Date, was not or will not be more than 90 days past due. As of the applicable Cutoff Date, no Obligor on any Receivable was or will have been noted in the related records of the Servicer as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable will have financed a Financed Vehicle under CCC's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Securityholders were or will be used in selecting the Receivables.

     The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such
Subsequent Transfer Date, meeting the following criteria: (i) not more than    %
of the principal balances of the Receivables in the Trust will represent vehicles financed at CCC's used vehicle rates; and (ii) the weighted average APR
of the Receivables in the Trust will not be less than    %, unless the Seller
increases the Reserve Account Initial Deposit by certain specified amounts. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not greater than months. Such criteria will be based on the characteristics of the Initial Receivables on the applicable Initial Cutoff Dates and any Subsequent Receivables on the related Subsequent Cutoff Dates. In addition, no Receivable will be sold to the Trust if such Receivable has been repurchased by the Seller through the exercise of optional redemption provisions contained in other securitization transactions.



     The Initial Receivables will represent approximately    % of the aggregate
initial principal balance of the Securities. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by annual percentage rate ("APR") and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.



     The composition, distribution by APR and geographic distribution of the Receivables Pool as of the Initial Cutoff Date are set forth in the following tables.


                      COMPOSITION OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                    WEIGHTED
                  AVERAGE APR     AGGREGATE
                       OF         PRINCIPAL      NUMBER OF
                  RECEIVABLES      BALANCE      RECEIVABLES
                  -----------     ---------     -----------
                         %        $

                    WEIGHTED       WEIGHTED
                    AVERAGE        AVERAGE       AVERAGE
                   REMAINING       ORIGINAL     PRINCIPAL
                     TERM           TERM         BALANCE
                   ---------     ----------    ---------
                      months         months     $

                              DISTRIBUTION BY APR
                            OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                                                                                           PERCENT OF
                                                                             AGGREGATE     AGGREGATE
                                                              NUMBER OF      PRINCIPAL     PRINCIPAL
      APR RANGE                                              RECEIVABLES      BALANCE      BALANCE(1)
- --------------------                                         -----------     ---------     ----------
0.00% to 3.00%.............................................                  $                       %
4.01% to 5.00%.............................................
5.01% to 6.00%.............................................
6.01% to 7.00%.............................................
7.01% to 8.00%.............................................
8.01% to 9.00%.............................................
9.01% to 10.00%............................................
10.01% to 11.00%...........................................
11.01% to 12.00%...........................................
12.01% to 13.00%...........................................
13.01% to 14.00%...........................................
14.01% to 15.00%...........................................
15.01% to 16.00%...........................................
16.01% to 17.00%...........................................
17.01% to 18.00%...........................................
18.01% to 19.00%...........................................
19.01% to 20.00%...........................................
Greater than 20.00%........................................
                                                             -----------     ---------     ----------
                                                                             $                    100%
                                                             == ========     =========     ==========

- ---------------

(1) Percentages may not add to 100.0% because of rounding.


                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                                 PERCENTAGE OF
                                                                              AGGREGATE PRINCIPAL
 STATE(1)                                                                         BALANCE(2)
- ----------                                                                    -------------------
Alabama.....................................................................
Alaska......................................................................
Arizona.....................................................................
Arkansas....................................................................
California..................................................................
Colorado....................................................................
Connecticut.................................................................
Delaware....................................................................
District of Columbia........................................................
Florida.....................................................................
Georgia.....................................................................
Hawaii......................................................................
Idaho.......................................................................
Illinois....................................................................

                                                                                 PERCENTAGE OF
                                                                              AGGREGATE PRINCIPAL
STATE(1)                                                                          BALANCE(2)
- --------                                                                      -------------------
Indiana.....................................................................
Iowa........................................................................
Kansas......................................................................
Kentucky....................................................................
Louisiana...................................................................
Maine.......................................................................
Maryland....................................................................
Massachusetts...............................................................
Michigan....................................................................
Minnesota...................................................................
Mississippi.................................................................
Missouri....................................................................
Montana.....................................................................
Nebraska....................................................................
Nevada......................................................................
New Hampshire...............................................................
New Jersey..................................................................
New Mexico..................................................................
New York....................................................................
North Carolina..............................................................
North Dakota................................................................
Ohio........................................................................
Oklahoma....................................................................
Oregon......................................................................
Pennsylvania................................................................
Rhode Island................................................................
South Carolina..............................................................
South Dakota................................................................
Tennessee...................................................................
Texas.......................................................................
Utah........................................................................
Vermont.....................................................................
Virginia....................................................................
Washington..................................................................
West Virginia...............................................................
Wisconsin...................................................................
Wyoming.....................................................................
                                                                                     ----
                                                                                     100%
                                                                                     ====

- ---------------


(1) Based on physical addresses of the Dealers originating the Receivables.
(2) Percentages may not add to 100.0% because of rounding.



     Approximately    % of the aggregate principal balance of the Initial
Receivables, constituting    % of the number of Initial Receivables, as of the
applicable Initial Cutoff Dates, represent vehicles financed at CCC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at CCC's used vehicle rates. Approximately
   % of the aggregate principal balance of the Initial Receivables represent financing of vehicles manufactured or distributed by Chrysler.

     By aggregate principal balance, approximately    % of the Initial
Receivables constitute Precomputed Receivables,    % of the Initial Receivables
constitute Simple Interest Receivables and    % constitute Fixed Value
Receivables. In addition,    % of the Initial Receivables that are Precomputed
Receivables constitute Fixed Value Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Fixed Value Receivables.


DELINQUENCIES, REPOSSESSIONS AND NET LOSSES


     Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CCC continues to service. The Initial Receivables were, and it is expected that the Subsequent Receivables will be, originated on average more recently than were, on average, the automobile and light duty truck receivables in the portfolio serviced by CCC. CCC began originating Fixed Value Receivables in July 1991. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                                              AT JUNE 30,                                       AT DECEMBER 31,
                            -----------------------------------------------     -----------------------------------------------
                                    1994                      1993                      1993                      1992
                            ---------------------     ---------------------     ---------------------     ---------------------
                            NUMBER OF                 NUMBER OF                 NUMBER OF                 NUMBER OF
                            CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                            ---------     -------     ---------     -------     ---------     -------     ---------     -------
                                                                   (DOLLARS IN MILLIONS)
Portfolio.................  1,397,708     $15,598     1,333,839     $12,768     1,352,218     $14,116     1,344,799     $12,082
Period of Delinquency
  31-60 Days..............     16,966     $   173        12,810     $   109        16,350     $   153        15,964     $   134
  61 Days or More.........      1,494          18         1,097          10         1,383          15         1,376          13
                            ---------     -------     ---------     -------     ---------     -------     ---------     -------
Total Delinquencies.......     18,460     $   191        13,907     $   119        17,733     $   168        17,340     $   147
Total Delinquencies as a
  Percent of the
  Portfolio...............      1.32%       1.22%         1.04%       0.93%         1.31%       1.19%         1.29%       1.22%



                                                                                AT DECEMBER 31,
                                                   -------------------------------------------------------------------------
                                                           1991                      1990                     1989(1)
                                                   ---------------------     ---------------------     ---------------------
                                                   NUMBER OF                 NUMBER OF                 NUMBER OF
                                                   CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                                                   ---------     -------     ---------     -------     ---------     -------
                                                                             (DOLLARS IN MILLIONS)
Portfolio........................................  1,437,451     $11,994     1,622,834     $13,545     1,756,185     $14,134
Period of Delinquency
  31-60 Days.....................................     21,025     $   180        23,278     $   206        19,096     $   174
  61 Days or More................................      2,048          20         2,496          25         2,439          24
                                                   ---------     -------     ---------     -------     ---------     -------
Total Delinquencies..............................     23,073     $   200        25,774     $   231        21,535     $   198
Total Delinquencies as a Percent of the
  Portfolio......................................      1.61%       1.67%         1.59%       1.71%         1.23%       1.40%


- ---------------

(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CCC continues to service.


(2) In 1990 the method by which delinquencies are calculated was changed. Previously, an account was considered delinquent if more than $9.99 was past due. Under the current method, an account is considered delinquent if 10% or more of the scheduled payment is past due. As a result, delinquencies reported at December 31, 1989 are not directly comparable to those reported in later periods.

                     CREDIT LOSS/REPOSSESSION EXPERIENCE(1)


                       SIX MONTHS ENDED
                           JUNE 30,                          YEAR ENDED DECEMBER 31,
                     --------------------    --------------------------------------------------------
                       1994        1993        1993        1992        1991        1990        1989
                     --------    --------    --------    --------    --------    --------    --------
                                                 (DOLLARS IN MILLIONS)
Average Amount
  Outstanding During
  the Period........   $14,799     $12,268     $12,882     $11,818     $12,709     $13,410     $14,585
Average Number of
  Contracts
  Outstanding During
  the Period........ 1,374,657   1,337,296   1,341,084   1,382,898   1,517,178   1,696,175   1,814,040
Percent of Contracts
  Acquired During
  the Period with
  Recourse to the
  Dealer............     17.9%       16.2%       16.2%       15.8%       21.7%       22.7%       26.8%
Repossessions as a
  Percent of Average
  Number of
  Contracts
  Outstanding(2)....     2.11%       2.10%       2.15%       2.31%       2.63%       2.33%       2.21%
Net Losses as a
  Percent of
Liquidations(3)(4)..     1.11%       1.20%       1.34%       1.71%       2.28%       1.81%       1.66%
Net Losses as a
  Percent of Average
  Amount
 Outstanding(2)(3)..     0.59%       0.71%       0.75%       0.97%       1.21%       0.98%       0.83%


- ---------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CCC continues to service.


(2) Percentages have been annualized for the six months ended June 30, 1994 and 1993 and are not necessarily indicative of the experience for the year.



(3) In 1994 the method by which net losses are calculated was changed. Currently net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off. Under the previous method, reported losses excluded disposition costs. Prior period loss statistics have been restated to conform to current period classifications.


(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


     The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts. Approximately
   % of the aggregate principal balance of the Initial Receivables as of the applicable Initial Cutoff Dates represents contracts with recourse to Dealers. This factor was taken into consideration in determining the principal balances of the Securities and the Specified Reserve Account Balance. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided the Seller retakes the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.

                          THE SELLER AND THE SERVICER


     Information regarding the Seller and the Servicer is set forth under "The Seller and the Servicer" in the Prospectus. In addition, as of June 30, 1994, the Seller had nearly 3,100 employees and was servicing $30.2 billion in finance receivables managed, and the Servicer provided financing services to automobile dealers and their customers through 86 branches in the United States. During the first six months of 1994, the Seller and CCC financed or leased approximately 429,000 vehicles at retail, including approximately 286,000 new Chrysler passenger cars and light duty trucks representing 24% of Chrysler's U.S. retail and fleet deliveries. The Seller and CCC also financed at wholesale approximately 844,000 new Chrysler passenger cars and light duty trucks representing 73% of Chrysler's U.S. factory unit sales for the six months ended June 30, 1994. Wholesale vehicle financing accounted for 74% of the total U.S. automotive financing volume of the Seller and CCC in the first six months of 1994 and represented 7% of gross automotive finance receivables outstanding in the U.S. at June 30, 1994.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES


     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, the Class A-2 Notes, the Class A-3 Notes and the Certificates will not receive any principal payments until the Class A-1 Notes have been paid in full, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the later
of (i) the           199 Distribution Date and (ii) the           Distribution
Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. In addition, the rate of payment of principal of each Class of Notes will be affected by the amounts of the Accelerated Principal Distribution Amounts. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities.


                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which
description reference is hereby made.           , a           , will be the
Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST


     Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date commencing
          , 199 . Interest will accrue from the Closing Date (in the case of the first Distribution Date), or from the second day of the month preceding the month of a Distribution Date to and including the first day of the month in which such Distribution Date occurs (each an "Interest Period"). Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate specified below (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.


PAYMENTS OF PRINCIPAL


     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Noteholders' Percentage of the amount (such amount, the "Regular Principal Distribution Amount") equal to the sum of (X) the aggregate principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period (exclusive of Payaheads allocable to principal) plus (Y) the aggregate principal balances of defaulted Receivables written off in respect of such Collection Period, subject to certain limitations and the reconciliation methodology described below plus (ii) the portion, if any, of the Total Distribution Amount for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the portion of the Regular Principal Distribution Amount allocated to the Noteholders pursuant to clause (i), (d) the Certificateholders' Interest Distributable Amount, (e) the portion of the Regular Principal Distribution Amount distributed to Certificateholders as described under "Description of the Certificates -- Distributions of Principal Payments," and (f) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date (the "Accelerated Principal Distribution Amount"). Principal payments on the Notes generally will be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of the Accelerated Principal Distribution Amount, the Certificateholders' Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and
"-- Reserve Account" herein.



     On the Business Day immediately preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocation of Collections on Receivables; Reconciliation" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation, with the appropriate adjustments in respect of the prior Collection Period as described under such heading.



     Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then second, to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero and then third, to the principal balance of the Class A-3 Notes until such principal balance is reduced to zero. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date, the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final

Scheduled Distribution Date, and the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.


MANDATORY REDEMPTION


     A class or classes of Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in the Pre-Funding
Account is less than or equal to $          , then such amount will be used to
redeem the Class A-1 Notes up to an amount not to exceed their outstanding balance and then to redeem the Class A-2 Notes. If the amount on deposit in the
Pre-Funding Account is greater than $          , then such amount will be used
to redeem each class of Notes and the Certificates, and the aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.



     The Note Prepayment Premium will be payable by the Trust to the Noteholders pursuant to a Mandatory Redemption if the amount on deposit in the Pre-Funding
Account exceeds $          . The Note Prepayment Premium for each class of Notes
will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on such class' Pre-Funded Percentage of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Interest Rate borne by such class of Notes during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be
distributed to the Noteholders of such Class to but excluding           , in the
case of the Class A-1 Notes,           , in the case of the Class A-2 Notes and
          , in the case of the Class A-3 Notes, over (ii) the amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the
Determination Date preceding such Distribution Date on the           , in the
case of the Class A-1 Notes, the           , in the case of the Class A-2 Notes
and the           , in the case of the Class A-3 Notes. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premium shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Seller or the Trust will be available for the purpose of making such payment.


OPTIONAL REDEMPTION

     The Class A-3 Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination". The redemption price will be equal to the unpaid principal amount of the Class A-3 Notes plus accrued and unpaid interest thereon (the "Redemption Price").

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME


     On each Distribution Date, commencing           , 199 , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the first Distribution Date) or from the second day of the month preceding the month of a Distribution Date to and including the first day of the month in which such Distribution Date occurs, and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.


DISTRIBUTIONS OF PRINCIPAL PAYMENTS


     Certificateholders will be entitled to distributions on each Distribution
Date, commencing with the later of (i) the                Distribution Date and
(ii) the        Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full, in an amount generally equal to the Certificateholders' Percentage of the Regular Principal Distribution Amount. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. However, upon any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, then, with respect to each Distribution Date thereafter, the Certificateholders will not receive any distributions of principal until all the Notes have been paid in full or such rating has been restored. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


MANDATORY REPURCHASE


     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such
purchase on such date exceeds $          (a "Mandatory Repurchase"). The
aggregate principal amount of the Certificates to be repurchased will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.



     The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment Premium for the Certificates will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Certificates' share of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Pass Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding           , over (ii) the amount of interest
that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
          . Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.


OPTIONAL PREPAYMENT


     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing
Agreements -- Termination" in the Prospectus.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.


SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately
$          (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.


     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Dates and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date,
(i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) an amount equal to [the sum of (a)]
   % of the aggregate principal balances of such Subsequent Receivables [and (b) the Holdback Amount (described under "-- Reserve Account" below] will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balances of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller.



     Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement (including that such Subsequent Receivable has not been repurchased by the Seller through the exercise of optional redemption provisions contained in other securitizations transactions); (ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the

Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made [and the applicable Holdback Amount, if any, will have been deposited in the Holdback Subaccount]; and (v) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or before the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Seller will have delivered certain opinions of counsel to the Owner Trustee, the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during each Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) each of the Rating Agencies shall have notified the Seller in writing that, following the addition of all such Subsequent Receivables, each class of the Notes and the Certificates will be rated by the Rating Agencies in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.


     Subsequent Receivables may have been originated by CCC at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Special Considerations -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

ACCOUNTS


     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee, the Pre-Funding Account and the Reserve Account, in the name of the Trustee on behalf of the Noteholders and the Certificateholders. [There will be no Payahead Account.]


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount, as calculated on the related Determination Date, subject to reconciliation on the subsequent Distribution Date. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.


DISTRIBUTIONS


     Deposits to Collection Account. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.



     The "Interest Distribution Amount" for a Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables (including Payaheads) allocable to interest plus that portion of Payaheads allocable to principal; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date based on the methodology described under "Description of the Notes -- Payments of Principal" in the Prospectus and shall be reconciled on the subsequent Distribution Date.



     The "Regular Principal Distribution Amount" for a Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period); (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables;
(iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period;
(v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date based on the methodology described under "Description of the Notes -- Payments of Principal" in the Prospectus and shall be reconciled on the subsequent Distribution Date.



     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date, as reconciled on the subsequent Distribution Date, shall exclude the following:


          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof);

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and

          (vi) amounts released from the Pre-Funding Account.

     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Transfer and Servicing
Agreements -- Distributions -- Allocation of Collections on Receivables; Reconciliation" in the Prospectus and will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:



          (i) to the Servicer, from the Interest Distribution Amount (as so allocated), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;


          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

          (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;


          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iii), the Certificateholders' Interest Distributable Amount;



          (v) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iv), the Certificateholders' Principal Distributable Amount; and



          (vi) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (v).



     On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.



     The Servicer will also provide the Indenture Trustee with a reconciliation statement, reconciling the amounts shown in such information and the amounts distributed to Securityholders on the immediately preceding Distribution Date. The Servicer will instruct the Indenture Trustee to make the required deposits to the Reserve Account, release to the Company any funds due to the Company, and forward to the Securityholders a reconciliation report reflecting the allocation of the payments made on such preceding Distribution Date and any adjustments required by such reconciliation. If on such Distribution Date amounts were distributed to Securityholders on account of principal in excess of the amount required to be distributed, the amount of principal distributable to the Securityholders on the next following Distribution Date shall be reduced by the amount of such excess. If on such Distribution Date amounts distributed to the Securityholders on account of principal were less than the amount required to be distributed, the amount of such deficiency shall be retained in the Collection Account and added to principal distributable to the Securityholders on the next following Distribution Date.



     For purposes hereof, the following terms shall have the following meanings, as reconciled on each Distribution Date:


          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.


          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Period.



          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the Amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-3 Notes to zero.



          "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount. [Or, state other formula for determining the Noteholders' Monthly Principal Distributable Amount.]



          "Noteholders' Percentage" means (i) 100% for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date, on which the principal balance of the Class A-1 Notes is reduced to zero and (y) the Distribution Date, (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal balance of each of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, then, with respect to each Distribution Date thereafter until the principal balance of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%, and
     (iii) zero for each Distribution Date thereafter.


          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

          "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

          "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).



          "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Period.



          "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.



          "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Regular Principal Distribution Amount. [Or, state other method for determining the Certificateholders' Monthly Principal Distributable Amount.]



          "Certificateholders' Percentage" means (i) for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal balance of the
     Class A-1 Notes is reduced to zero and (y) the             Distribution
     Date, zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is being calculated; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, then, with respect to each Distribution Date thereafter until the principal balance of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero.



          "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding
     Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.



          "Certificate Balance" equals, initially, $          and, thereafter,
     equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.


     On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than Investment Earnings) will be paid in the following order of priority:

          (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero; and

          (iv) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT


     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with a deposit initially by the Seller on the Closing Date and thereafter with deposits from funds in the Pre-Funding Account that would otherwise be payable to the Seller on each Subsequent Transfer Date (such deposits, collectively, the "Reserve Account Initial Deposit"). The initial deposit by the Seller on the Closing Date will also include the amount specified in clause (b) of the following paragraph.



     Subject to reduction as hereafter described, the "Specified Reserve Account Balance" with respect to any Distribution Date means the sum of (i) the sum of
(a) % of the Initial Pool Balance, plus (b) an amount related to the difference between anticipated investment earnings on the outstanding Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and
Certificates represented by the outstanding Pre-Funded Amount and (ii)    % of
the Pool Balance on the first day of the related Collection Period. However, so long as on any Distribution Date (except the first Distribution Date) the sum of
(x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less
than or equal to the sum of    % of (a) the Pool Balance on the first day of the
related Collection Period and (b) the Pre-Funded Amount on such date, then the portion of the Specified Reserve Account Balance set forth in clause (i) above
will be reduced to    % of the Initial Pool Balance. In addition, so long as on
any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less
than or equal to the sum of    % of (a) the Pool Balance on the first day of the
related Collection Period and (b) the Pre-Funded Amount on such day, then such portion of the Specified Reserve Account Balance set forth in clause (i) above
will be reduced to    % of the Initial Pool Balance. With respect to the portion of the Specified Reserve Account Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less
than or equal to the sum of    % of (a) the Pool Balance on the first day of the
related Collection Period and (b) the Pre-Funded Amount on such day, then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the
percentage (which shall not be greater than    % or less than zero) equal to (X)
the percentage derived from the fraction, the numerator of which is the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of which
is such Pool Balance less (Y)    %. The portion of the Specified Reserve Account
Balance specified in clause (ii) above may be invested in motor vehicle sale contracts originated by CCC and secured by motor vehicles financed thereby that are not included in the Pool

Balance. [The Specified Reserve Account Balance is further subject to adjustment in certain circumstances described herein.]



     The Specified Reserve Account Balance would also be increased to the extent that the Receivables in the Trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer
Date, have a weighted average APR of less than    %. See "The Receivables Pool"
herein. In addition, subject to certain limitations, the Seller has the option to increase the Specified Reserve Account Balance in connection with the addition of Subsequent Receivables.



     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date. [Or, state other methods for determining the Specified Reserve Account Balance and applying such excess amounts.]



     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, and after giving effect to the reconciliation on such Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.



     "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.



     "Certificate Interest Reserve Amount" means the lesser of (i) $
less the amount of any application of the Certificate Interest Reserve Amount to
pay interest on the Certificates on any prior Distribution Date and (ii)    % of
the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by
any Rating Agency to less than "   " or its equivalent, or withdrawal by any
Rating Agency, of its rating of any class of Notes, unless such rating has been restored.



     If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Company.



     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.


                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.


     The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates
(a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.


THE CERTIFICATES


     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Bank and Trust (decided December 12, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:


                                                             PRINCIPAL     PRINCIPAL     PRINCIPAL
                                                             AMOUNT OF     AMOUNT OF     AMOUNT OF
                                                             CLASS A-1     CLASS A-2     CLASS A-3
                     NOTE UNDERWRITERS                         NOTES         NOTES         NOTES
- -----------------------------------------------------------  ---------     ---------     ---------
          .................................................  $             $             $
          .................................................
          .................................................
                                                             ---------     ---------     ---------
       Total...............................................  $             $             $
                                                             =========     =========     =========

     The Seller has been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
   % per Class A-1 Note,    % per Class A-2 Note and    % per Class A-3 Note.
The Note Underwriters may allow, and such dealers may reallow, a concession not
in excess of    % per Class A-1 Note,    % per Class A-2 Note and    % per Class
A-3 Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the principal amount of Certificates set forth opposite its name below:

                                                                         PRINCIPAL
                                                                         AMOUNT OF
                             CERTIFICATE UNDERWRITERS                   CERTIFICATES
            ----------------------------------------------------------  ------------
                      ................................................    $
                      ................................................
                                                                          ----------
                   Total..............................................    $
                                                                          ==========

     The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Certificates to the public at the price set forth herein, and to certain dealers at such price less the initial concession not in
excess of    % per Certificate. The Certificate Underwriters may allow, and such
dealers may reallow, a concession not in excess of    % per Certificate to
certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

                                 LEGAL OPINIONS


     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by [                 ] [               may from time to time
render legal services to CFC and its affiliates.]

                                 INDEX OF TERMS


Accelerated Principal Distribution Amount...........................................  S-5
APR.................................................................................  S-17
Available Amount....................................................................  S-33
Business Day........................................................................  S-4
CCC.................................................................................  S-3
Cede................................................................................  S-2
Certificate Balance.................................................................  S-31
Certificate Interest Reserve Amount.................................................  S-33
Certificate Prepayment Amount.......................................................  S-8
Certificate Prepayment Premium......................................................  S-8
Certificate Underwriters............................................................  S-35
Certificate Underwriting Agreement..................................................  S-35
Certificateholders..................................................................  S-7
Certificateholders' Distributable Amount............................................  S-30
Certificateholders' Interest Carryover Shortfall....................................  S-31
Certificateholders' Interest Distributable Amount...................................  S-30
Certificateholders' Monthly Interest Distributable Amount...........................  S-31
Certificateholders' Monthly Principal Distributable Amount..........................  S-31
Certificateholders' Percentage......................................................  S-31
Certificateholders' Principal Carryover Shortfall...................................  S-31
Certificateholders' Principal Distributable Amount..................................  S-31
Certificates........................................................................  S-3
CFC.................................................................................  S-3
Chrysler............................................................................  S-13
Class A-1 Final Scheduled Distribution Date.........................................  S-5
Class A-1 Notes.....................................................................  S-3
Class A-1 Rate......................................................................  S-4
Class A-2 Final Scheduled Distribution Date.........................................  S-5
Class A-2 Notes.....................................................................  S-3
Class A-2 Rate......................................................................  S-4
Class A-3 Final Scheduled Distribution Date.........................................  S-5
Class A-3 Notes.....................................................................  S-3
Class A-3 Rate......................................................................  S-4
Closing Date........................................................................  S-3
Code................................................................................  S-11
Collection Account..................................................................  S-10
Collection Period...................................................................  S-10
Commission..........................................................................  S-2
Company.............................................................................  S-3
Cutoff Date.........................................................................  S-16
Determination Date..................................................................  S-5
Distribution Date...................................................................  S-4
DTC.................................................................................  S-2
ERISA...............................................................................  S-11
Exchange Act........................................................................  S-2
Federal Tax Counsel.................................................................  S-10
Final Scheduled Distribution Date...................................................  S-7
Final Scheduled Maturity Date.......................................................  S-4
Funding Period......................................................................  S-8
Indenture...........................................................................  S-3
Indenture Trustee...................................................................  S-3
Initial Cutoff Date.................................................................  S-3

Initial Pool Balance................................................................  S-6
Initial Receivables.................................................................  S-3
Interest Distribution Amount........................................................  S-27
Interest Period.....................................................................  S-5
Interest Rates......................................................................  S-4
Issuer..............................................................................  S-3
Liquidated Receivables..............................................................  S-28
Liquidation Proceeds................................................................  S-28
Mandatory Redemption................................................................  S-6
Mandatory Repurchase................................................................  S-8
Michigan Tax Counsel................................................................  S-10
MMC.................................................................................  S-14
Note Prepayment Amount..............................................................  S-6
Note Prepayment Premium.............................................................  S-6
Note Underwriters...................................................................  S-35
Note Underwriting Agreement.........................................................  S-35
Noteholders.........................................................................  S-4
Noteholders' Distributable Amount...................................................  S-29
Noteholders' Interest Carryover Shortfall...........................................  S-30
Noteholders' Interest Distributable Amount..........................................  S-29
Noteholders' Monthly Interest Distributable Amount..................................  S-29
Noteholders' Monthly Principal Distributable Amount.................................  S-30
Noteholders' Percentage.............................................................  S-30
Noteholders' Principal Carryover Shortfall..........................................  S-30
Noteholders' Principal Distributable Amount.........................................  S-5
Notes...............................................................................  S-3
Owner Trustee.......................................................................  S-3
Pass Through Rate...................................................................  S-7
Plan................................................................................  S-34
Pool Balance........................................................................  S-4
Pre-Funded Amount...................................................................  S-3
Pre-Funded Percentage...............................................................  S-6
Pre-Funding Account.................................................................  S-8
Prospectus..........................................................................  S-2
Rating Agencies.....................................................................  S-15
Realized Losses.....................................................................  S-27
Receivables Pool....................................................................  S-16
Record Date.........................................................................  S-4
Redemption Price....................................................................  S-24
Regular Principal Distribution Amount...............................................  S-5
Reserve Account.....................................................................  S-8
Reserve Account Initial Deposit.....................................................  S-9
Sale and Servicing Agreement........................................................  S-3
Securities..........................................................................  S-3
Securityholders.....................................................................  S-7
Seller..............................................................................  S-3
Servicer............................................................................  S-3
SFAS................................................................................  S-13
Specified Reserve Account Balance...................................................  S-9
Subsequent Cutoff Date..............................................................  S-3
Subsequent Receivables..............................................................  S-3

Subsequent Transfer Date............................................................  S-4
Total Distribution Amount...........................................................  S-27
Transfer and Servicing Agreements...................................................  S-26
Trust...............................................................................  S-3
Trust Agreement.....................................................................  S-3
Underwriters........................................................................  S-35

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1994


PROSPECTUS SUPPLEMENT

(To Prospectus dated           , 1994)

                               $

                           PREMIER AUTO TRUST 199  -

            $                   % ASSET BACKED CERTIFICATES, CLASS A


           [$                   % ASSET BACKED CERTIFICATES, CLASS B]

                        CHRYSLER FINANCIAL CORPORATION
                                     SELLER
                         CHRYSLER CREDIT CORPORATION
                                    SERVICER
                             ---------------------

     THE PREMIER AUTO TRUST 199 - (THE "TRUST") WILL BE FORMED PURSUANT TO A
POOLING AND SERVICING AGREEMENT, TO BE DATED AS OF           , 199 (THE "CLOSING
DATE"), AMONG CHRYSLER FINANCIAL CORPORATION (THE "SELLER"), CHRYSLER CREDIT
CORPORATION (THE "SERVICER") AND           , AS TRUSTEE, AND WILL ISSUE
$          AGGREGATE PRINCIPAL AMOUNT OF    % ASSET BACKED CERTIFICATES, CLASS A
(THE "CLASS A CERTIFICATES") AND $          AGGREGATE PRINCIPAL AMOUNT OF    %
ASSET BACKED CERTIFICATES, CLASS B (THE "CLASS B CERTIFICATES" AND, TOGETHER WITH THE CLASS A CERTIFICATES, THE "CERTIFICATES"). [ONLY THE CLASS A CERTIFICATES ARE BEING OFFERED HEREBY.] THE CLASS A CERTIFICATES WILL EVIDENCE
IN THE AGGREGATE AN UNDIVIDED OWNERSHIP INTEREST IN APPROXIMATELY    % OF THE
TRUST. THE CLASS B CERTIFICATES [, WHICH INITIALLY WILL BE SOLD TO AND RETAINED
BY [            , A WHOLLY-OWNED SUBSIDIARY OF THE SELLER (THE "COMPANY")] [A
LIMITED PARTNERSHIP (THE "COMPANY"), THE GENERAL PARTNER OF WHICH IS           ,
A WHOLLY-OWNED SUBSIDIARY OF THE SELLER], WILL EVIDENCE IN THE AGGREGATE AN
UNDIVIDED OWNERSHIP INTEREST IN APPROXIMATELY    % OF THE TRUST [AND WILL NOT BE
OFFERED HEREBY]. THE RIGHTS OF THE CLASS B CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS WITH RESPECT TO THE RECEIVABLES ARE SUBORDINATED TO THE RIGHTS OF THE CLASS A CERTIFICATEHOLDERS TO THE EXTENT DESCRIBED HEREIN. THE TRUST PROPERTY WILL INCLUDE A POOL OF MOTOR VEHICLE RETAIL INSTALLMENT SALE CONTRACTS (THE "RECEIVABLES"), SECURED BY SECURITY INTERESTS IN THE MOTOR VEHICLES FINANCED THEREBY AND INCLUDING CERTAIN MONIES DUE OR RECEIVED THEREUNDER ON OR
AFTER             , 199 , AND CERTAIN OTHER PROPERTY. THE TRUSTEE ALSO WILL HOLD
MONIES ON DEPOSIT IN A TRUST ACCOUNT (THE "PRE-FUNDING ACCOUNT"). ADDITIONAL MOTOR VEHICLE RETAIL INSTALLMENT SALE CONTRACTS (THE "SUBSEQUENT RECEIVABLES") WILL BE PURCHASED BY THE TRUST FROM THE SELLER FROM TIME TO TIME ON OR BEFORE
            , 199 OUT OF FUNDS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT.



     PRINCIPAL AND INTEREST TO THE EXTENT OF THE APPLICABLE PASS THROUGH RATE
GENERALLY WILL BE DISTRIBUTED ON THE    DAY OF EACH MONTH (THE "DISTRIBUTION
DATE"), COMMENCING             , 199 . THE FINAL SCHEDULED DISTRIBUTION DATE ON
THE CERTIFICATES WILL BE             , 199 .



                                                   (Continued on following page)

                             ---------------------


 THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT
         REPRESENT OBLIGATIONS OF OR INTERESTS IN CHRYSLER FINANCIAL
       CORPORATION, CHRYSLER CREDIT CORPORATION, THE COMPANY OR ANY OF
        THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE
                 RECEIVABLES ARE INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.


- -------------------------------------------------------------------------------------------------------
                                                                      UNDERWRITING      PROCEEDS TO
                                                 PRICE TO PUBLIC(1)      DISCOUNT     THE SELLER(1)(2)
- -------------------------------------------------------------------------------------------------------
 Per Class A Certificate........................         %                 %                 %
- -------------------------------------------------------------------------------------------------------
 Per Class B Certificate........................         %                 %                 %
- -------------------------------------------------------------------------------------------------------
 Total..........................................         $                 $                 $
- -------------------------------------------------------------------------------------------------------


(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $          .
                             ---------------------

     The [Class A] Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about the Closing Date.

                             ---------------------

          The date of this Prospectus Supplement is           , 199 .

(Continued from preceding page)


     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.



THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.



IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                         REPORTS TO CERTIFICATEHOLDERS



     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of the Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer.................   Premier Auto Trust 199 -     (the "Trust" or the "Issuer"), a trust
                          to be formed by the Seller and the Trustee pursuant to the
                          Agreement.

Seller.................   Chrysler Financial Corporation (the "Seller" or "CFC").

Servicer...............   Chrysler Credit Corporation (the "Servicer" or "CCC").

Trustee................   , as trustee under the Agreement (the "Trustee").

The Certificates.......   The Trust will issue Asset-Backed Certificates (the "Certificates")
                          in an aggregate initial principal amount of $          . The
                          Certificates represent fractional undivided interests in the Trust and will be issued pursuant to a Pooling and Servicing Agreement to
                          be dated as of           , 199 (as amended and supplemented from
                          time to time, the "Agreement"), among the Seller, the Servicer and the Trustee.

                          The Certificates will consist of $                    aggregate
                          principal amount of                     % Asset Backed Certificates,
                          Class A (the "Class A Certificates") and $
                          aggregate principal amount of                     % Asset Backed
                          Certificates, Class B (the "Class B Certificates"). [Only the Class
                          A Certificates are being offered hereby.] Each Certificate will represent a fractional undivided ownership interest in the Trust.
                          The Trust assets will include the Receivables, all monies due
                          thereunder on or after                , 199  with respect to the
                          Precomputed Receivables and all monies received thereunder on or
                          after                , 199  with respect to the Simple Interest
                          Receivables (each such date, a "Cutoff Date"), security interests in the vehicles financed thereby ("Financed Vehicles"), certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, and certain rights under the Agreement.
                          The Certificates will be issued in fully registered form in denominations of $1,000 and integral multiples thereof.

                          The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately
                                              % of the Trust (initially representing
                          $                    ) and the Class B Certificates will evidence in
                          the aggregate an undivided ownership interest (the "Class B
                          Percentage") of approximately                     % of the Trust
                          (initially representing $                    ). The Class B
                          Certificates are subordinated to the Class A Certificates to the extent described herein. [The Class B Certificates are not being offered hereby and initially will be sold to and retained by
                                              , a wholly-owned subsidiary of the Seller (the
                          "Company")].

The Receivables........   On           , 199 (the "Closing Date"), the Trust will purchase
                          Receivables (the "Initial Receivables") having an aggregate
                          principal balance of approximately $          as of           , 199
                          (the "Initial Cutoff Date"), from the Seller pursuant to the
                          Agreement. On and following the Closing Date, pursuant to the
                          Agreement, the Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables")
                          from time to time during the Funding Period

                          having an aggregate principal balance equal to approximately
                          $          (such amount being equal to an amount on deposit in the
                          Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date).
                          The Seller will designate as a Cutoff Date (each a "Subsequent
                          Cutoff Date") the date as of which particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the
                          Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Seller
                          (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of the Certificates--Sale and
                          Assignment of Receivables; Subsequent Receivables" herein.

                          The Initial Receivables have been selected, and the Subsequent
                          Receivables will be selected, from the contracts owned by the Seller based on the criteria specified in the Agreement and described herein and in the Prospectus. As of the Initial Cutoff Date, the
                          weighted average annual percentage rate of the Initial Receivables
                          was approximately    %, the weighted average remaining maturity of
                          the Initial Receivables was approximately    months and the weighted
                          average original maturity of the Initial Receivables was
                          approximately    months. No Initial Receivable has, and no
                          Subsequent Receivable will have, a scheduled maturity later than
                                    (the "Final Scheduled Maturity Date").

                          Subsequent Receivables may be originated by CCC at a later date using credit criteria different from those which were applied to the
                          Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent
                          Receivables to the Trust, the characteristics of the entire pool of
                          Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Special Considerations -- The
                          Receivables and the Pre-Funding Account" and "The Receivables Pool"
                          herein.

                          The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding
                          Collection Period, after giving effect to all payments (other than
                          Payaheads) received from Obligors, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.

Terms of the
  Certificates.........   The principal terms of the Certificates will be as described below:

  A. Distribution
  Dates................   Distributions with respect to the Certificates will be made on the day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date")
                          commencing           , 199 . Distributions will be made to holders
                          of the Certificates (the "Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive
                          Certificates are issued, as of the      day of the preceding month
                          (a "Record Date"). A "Business Day" is a day that in New York City or in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

  B. Class A Pass
     Through Rate......   % per annum (the "Class A Pass Through Rate").

  C. Class B Pass
     Through Rate......   % per annum (the "Class B Pass Through Rate").

  D. Class A
      Interest.........   On each Distribution Date, the Trustee shall distribute pro rata to the Class A Certificateholders interest at the Class A Pass Through
                          Rate on the Class A Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on such Distribution Date) generally to the extent of funds available from (i) the Class A Percentage of the Interest
                          Distribution Amount, (ii) the Reserve Account and (iii) the Class B
                          Percentage of the Total Distribution Amount. The "Class A
                          Certificate Balance" will equal, initially, $          and
                          thereafter will equal the initial Class A Certificate Balance, reduced by all principal distributions on the Class A Certificates.

  E. Class A
      Principal........   On each Distribution Date, the Trustee shall distribute pro rata to
                          Class A Certificateholders an amount equal to the Class A Percentage of the Principal Distribution Amount for the Collection Period
                          preceding such Distribution Date to the extent of funds available therefor. The "Principal Distribution Amount" is the amount of principal paid or, in certain circumstances, scheduled to be paid with respect to the Receivables plus, in certain circumstances, the principal balance of defaulted Receivables, as calculated by the
                          Servicer as described under "Description of the
                          Certificates -- Distributions." The Class A Percentage of the
                          Principal Distribution Amount will be passed through on each
                          Distribution Date to the Class A Certificateholders to the extent of funds available from (i) the Class A Percentage of the Principal
                          Distribution Amount (exclusive of the portion thereof attributable to Realized Losses), (ii) the Reserve Account and (iii) the Class B
                          Percentage of the Total Distribution Amount. In addition, on the
                          Distribution Date occurring on           , 199 (the "Final Scheduled
                          Distribution Date"), the principal due to be distributed to the
                          Class A Certificateholders will include the lesser of (i) the Class
                          A Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A Certificateholders on such
                          Distribution Date and allocable to principal) to reduce the Class A
                          Certificate Balance to zero. The "Class A Certificate Balance" will
                          equal, initially, $          and, thereafter, will equal the initial
                          Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders as principal. "Realized
                          Losses" means the excess of the principal balance of any Liquidated
                          Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs, or, in the case of the initial Distribution Date, the period from the Initial Cutoff Date through the last day of the calendar month preceding the month in which the initial Distribution Date occurs. The reconciliation methodology for determining the Principal Distribution Amount, as described under "Description of the Transfer and Servicing
                          Agreements -- Distributions -- Allocation of Collections on
                          Receivables; Reconciliation" in the Prospectus will not be used.

  F. Class B
      Interest.........   On each Distribution Date, the Trustee shall distribute pro rata to the Class B Certificateholders interest at the Class B Pass Through
                          Rate on the Class B Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on such Distribution Date) generally to

                          the extent of funds available, after giving effect to the prior rights of the Class A Certificateholders to receive the distribution of principal and interest due them as described above, from (i) the
                          Class B Percentage of the Interest Distribution Amount and (ii) the
                          Reserve Account. The "Class B Certificate Balance" will equal,
                          initially, $          and, thereafter, will equal the initial Class
                          B Certificate Balance reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

  G. Class B
      Principal........   On each Distribution Date, the Trustee will distribute the Class B
                          Percentage of the Principal Distribution Amount to the Class B
                          Certificateholders to the extent of funds available (after giving effect to the distribution of the interest and principal due to the
                          Class A Certificateholders and the interest due to the Class B
                          Certificateholders) from (i) the Class B Percentage of the Principal
                          Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) and (ii) the Reserve Account. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the
                          Trust as of the last day of the preceding Collection Period and (ii)
                          the portion of the amount in clause (i) above that is necessary
                          (after giving effect to all other amounts distributed to Class A and
                          Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

  H. Optional Prepay-
     ment..............   If the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, the Class B
                          Certificateholders will receive an amount equal to the Class B
                          Certificate Balance together with accrued interest at the Class B
                          Pass Through Rate, and the Certificates will be retired. The
                          "Initial Pool Balance" will equal the sum of (i) the Pool Balance as of the Initial Cutoff Date plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust as of their respective Subsequent Cutoff Dates. See "Description of the
                          Certificates -- Optional Prepayment" herein.

  I. Mandatory Repur-
     chase.............   The Certificates will be prepaid, in part, pro rata on the basis of their initial principal amounts, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Repur-
                          chase"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the amount then on deposit in the
                          Pre-Funding Account.

                          A limited recourse mandatory prepayment premium (the "Certificate
                          Prepayment Premium") will be payable by the Trust to the
                          Certificateholders if the aggregate principal amount of Certificates to be prepaid pursuant to a Mandatory Repurchase exceeds
                          $          . The Certificate Prepayment Premium will equal the
                          excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the

                          "Certificate Prepayment Amount") at the related Pass Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
                          Certificateholders to but excluding           , over (ii) the amount
                          of interest that would have accrued on such Certificate Prepayment
                          Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date
                          preceding such Distribution Date on the           , in the case of a
                          Class A Certificate, and on the           , in the case of a Class B
                          Certificate. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause
                          (ii) above. The Trust's obligation to pay the Certificate Prepayment
                          Premium shall be limited to funds which are received from the Seller under the Agreement as liquidated damages for the failure to deliver
                          Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Seller or the Trust will be available for the purpose of making such payment.

Pre-Funding Account....   During the period (the "Funding Period") from and including the
                          Closing Date until the earliest of (i) the date on which (a) the amount on deposit in the Pre-Funding Account is less than
                          $          , (b) an Event of Default occurs under the Agreement or
                          (c) certain events of insolvency occur with respect to the Seller or the Servicer or (ii) the close of business on the
                          Distribution Date, the Pre-Funded Amount will be maintained as an account in the name of the Trustee (the "Pre-Funding Account"). The
                          Pre-Funded Amount will initially equal approximately $          ,
                          and, during the Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Agreement and the amount thereof deposited in the Reserve
                          Account in connection with the purchase of such Subsequent
                          Receivables. The Seller expects that the Pre-Funded Amount will be
                          reduced to less than $          by the           Distribution Date.
                          Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders pro rata in proportion to their initial principal amounts.

Subordination..........   The rights of the Class B Certificateholders to receive
                          distributions to which they would otherwise be entitled with respect to the Receivables are subordinated to the rights of the Class A
                          Certificateholders, as described more fully herein.

Reserve Account........   The Reserve Account will be created with an initial deposit by the
                          Seller on the Closing Date of cash or Eligible Investments having a
                          value of at least $          plus an amount attributable to the
                          difference between the anticipated investment earnings on the
                          Pre-Funded Amount and the weighted average interest expense on the portion of the Certificates represented by the Pre-Funded Amount. On each Subsequent Transfer Date, cash or Eligible Investments having a
                          value approximately equal to    % of the aggregate principal balance
                          of the Subsequent Receivables conveyed to the Trust on such
                          Subsequent Transfer Date will be withdrawn from the Pre-Funding
                          Account from amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Reserve Account. The amount initially deposited in the Reserve
                          Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each
                          Subsequent Transfer Date is referred to as the "Reserve Account
                          Initial Deposit".

                          Certain amounts in the Reserve Account on any Distribution Date
                          (after giving effect to all distributions to be made on such
                          Distribution Date) in excess of the Specified Reserve Account
                          Balance for such Distribution Date will be released to

                          the Company. The "Specified Reserve Account Balance" with respect to any
                          Distribution Date generally will be equal to [state formula]. The amount in the Reserve Account will be increased by the deposit thereto on each Distribution Date of the amount, if any, of the
                          Total Distribution Amount remaining after the payment of the
                          Servicing Fee and any prior unpaid Servicing Fees, the Class A
                          Distributable Amount and the Class B Distributable Amount until the amount in the Reserve Account equals the Specified Reserve Account
                          Balance. Amounts in the Reserve Account on any Distribution Date
                          (after giving effect to all distributions made on such Distribution
                          Date) in excess of the Specified Reserve Account Balance for such
                          Distribution Date generally will be released to the Company and will no longer be available to the Certificateholders. The Reserve
                          Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

Collection Account.....   Except under certain conditions described herein, the Servicer will be required to remit collections received with respect to the
                          Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection Account").
                          Pursuant to the Agreement, the Servicer will have the revocable power to instruct the Trustee to withdraw funds on deposit in the
                          Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, (ii) the Class A Distributable Amount to the Class A
                          Certificateholders (iii) the Class B Distributable Amount to the
                          Class B Certificateholders, and (iv) the remaining balance, if any, to the Reserve Account.

Tax Status.............   In the opinion of Brown & Wood ("Federal Tax Counsel") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate Owners will report their pro rata share of all income earned on the
                          Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of
                          Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees.
                          See "Certain Federal Income Tax Consequences" in the Prospectus for
                          additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations...   Subject to the considerations discussed under "ERISA Considerations"
                          herein and in the Prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                          The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                          as amended ("ERISA") or by an individual retirement account. See
                          "ERISA Considerations" herein and in the Prospectus.

Ratings of the
  Certificates.........   It is a condition to the issuance of the Class A Certificates that they be rated in the highest investment rating category by at least two nationally recognized rating agencies[, and it is a condition to the issuance of the Class B Certificates that they be rated by at
                          least two nationally recognized rating agencies at least "     " or
                          its equivalent]. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                             SPECIAL CONSIDERATIONS


     Limited Liquidity. There is currently no secondary market for the Class A Certificates or the Class B Certificates. The Underwriters currently intend to make a market in the Class A Certificates and the Class B Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates or the Class B Certificates.



     The Receivables and the Pre-Funding Account.  On the Closing Date, the
Seller will transfer to the Trust the approximately $          of Initial
Receivables and the approximately $          Pre-Funded Amount on deposit in the
Pre-Funding Account. If the principal amount of eligible Receivables originated by CCC during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" and "Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Seller and Chrysler Corporation" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including the requirement that such Subsequent Receivables have not been repurchased by the Seller through the exercise of an optional repurchase provision contained in another securitization transaction); (ii) the Seller will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trustee (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (a) the Seller will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Certificates will be rated by the Rating Agencies in the same respective rating categories in which they were rated on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile and light duty truck receivables in the portfolio serviced by CCC.



     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement at the time of its addition. However, Subsequent Receivables may have been originated by CCC at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, an increasing percentage of the Subsequent Receivables may be Fixed Value Receivables or Receivables generated under the Market Value Pricing program. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.


     Social, Economic and Other Factors. The ability of CCC to generate Subsequent Receivables is largely dependent upon the level of retail sales of automobiles and light duty trucks. The level of retail sales of automobiles and light duty trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.


     Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Seller and Chrysler Corporation. Neither the Seller nor CCC is generally obligated to make any payments in respect of the Certificates or the Receivables. However, the ability of the Seller to convey Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by CCC. The ability of CCC to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by Chrysler Corporation and its consolidated subsidiaries ("Chrysler"). If, during the Funding Period, Chrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of automobiles and light duty trucks manufactured by Chrysler would decrease, adversely affecting the ability of the Seller to sell Receivables to the Trust. The use of incentive programs (e.g., manufacturers' rebate programs) may also affect retail sales. There can be no assurance, therefore, that CCC will continue to generate receivables at the same rate as in prior years. In addition, if CCC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.



     Chrysler reported earnings before income taxes of $1.6 billion for the second quarter of 1994, compared with $1.1 billion for the second quarter of 1993. For the first six months of 1994, Chrysler reported earnings before income taxes and the cumulative effect of changes in accounting principles of $3.1 billion, compared with $2.0 billion for the comparable period of 1993. Pre-tax earnings for the second quarter and first six months of 1993 included gains on sales of automotive assets and investments of $171 million.



     The improvement in operating results in the second quarter and first six months of 1994 over the corresponding periods of 1993 resulted from an increase in sales volume and pricing actions, including lower per unit sales incentives, partially offset by increased employee costs. Chrysler's worldwide factory car and truck sales for the three and six months ended June 30, 1994 were 702,802 units, a 7 percent increase from the second quarter of 1993, and 1,443,400 units, and 11 percent increase over the first six months of 1993. Combined U.S. and Canadian dealers' days supply of vehicle inventory decreased to 45 days at June 30, 1994 from 63 days at December 31, 1993 and 50 days at June 30, 1993.



     Net earnings for the second quarter of 1994 were $956 million, or $2.61 per common share, compared with $685 million, or $1.86 per common share, in the second quarter of 1993. Net earnings for the six months ended June 30, 1994 were $1.9 billion, compared to a net loss of $3.8 billion for the comparable period of 1993. The net loss for the first six months of 1993 resulted from a charge of $4.7 billion, or $13.86 per common share, for the cumulative effect of a change in accounting principle related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Results for the first six months of 1993 also included a charge of $283 million, or $0.84 per common share, for the cumulative effect of a change in accounting principle relating to the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."



     Chrysler reported earnings before income taxes and the cumulative effect of changes in accounting principles of $3.8 billion in 1993, compared with $934 million in 1992. The earnings in 1993 included a gain on sales of automotive assets and investments of $265 million. Earnings in 1992 included a gain on the sale of an automotive investment of $142 million, a $110 million charge for reducing investments of Chrysler Canada Ltd. and certain of its employee benefit plans in a real estate investment concern to their estimated net realizable value, and a $101 million restructuring charge related to the realignment of Chrysler's short-term vehicle rental subsidiaries. Excluding the effect of these items, Chrysler's pre-tax earnings for 1993 and 1992 were $3.6 billion and $1.0 billion, respectively.



     The improvement in 1993 over 1992 was primarily the result of a substantial increase in unit sales volume, pricing actions, including significantly lower per unit sales incentives, and an improved mix of higher-margin products, partially offset by increased labor and benefit costs. Chrysler's worldwide factory car and truck sales during 1993 increased 14 percent to 2,475,738 units. U.S. and Canadian dealers' days supply of vehicle inventory decreased to 63 days at December 31, 1993 from 72 days at December 31, 1992.



     Including the provision for income taxes and the cumulative effect of changes in accounting principles, Chrysler reported a net loss for 1993 of $2.6 billion, or $7.62 per common share, compared with net earnings of $723 million, or $2.21 per common share for 1992. The net loss for 1993 resulted from a charge of $4.7 billion, or $13.57 per common share, for the cumulative effect of a change in accounting principle related to the adoption of SFAS No. 106. Also included in the 1993 results was a charge of $283 million, or $0.82 per common share, for the cumulative effect of a change in accounting principle relating to the adoption of SFAS No. 112. Net earnings for 1992 included a $218 million, or $0.74 per common share, favorable cumulative effect of a change in accounting principle relating to the adoption of SFAS No. 109, "Accounting for Income Taxes".



     During 1992 and 1993, Chrysler took various actions to strengthen its financial condition, improve liquidity and add to its equity base in order to ensure its ability to carry out its new product development and facility modernization programs without significant interruption. In the second and third quarters of 1993, Chrysler sold its remaining 50.3 million shares of Mitsubishi Motors Corporation ("MMC") stock for net proceeds of $329 million and sold the plastics operations of its Acustar division for net proceeds of $132 million. In February 1993, Chrysler issued 52 million shares of common stock for net proceeds of $1.95 billion. In 1992, Chrysler sold 43.6 million shares of MMC stock for net proceeds of $215 million and issued 1.7 million shares of convertible preferred stock for net proceeds of $836 million.



     CFC's earnings before taxes were $69 million and $144 million for the three and six months ended June 30, 1994, which compares to $62 million and $112 million for the comparable periods of 1993, before the cumulative effect of changes in accounting principles. The increase in 1994 earnings before taxes and accounting changes results from higher levels of automotive financing and lower provisions for credit losses, partially offset by reduced retail automotive margins.



     CFC's net earnings were $44 million and $91 million for the three and six months ended June 30, 1994 compared to $44 million and $51 million in the comparable periods of 1993. Net earnings for the six months ended June 30, 1993 included charges totaling $30 million from the adoption of SFAS No. 106 and SFAS No. 112.



     CFC reported net earnings of $129 million for 1993 compared to $231 million for 1992. Accounting changes in 1993 and 1992 negatively impact the net earnings comparison by $81 million. Net earnings for 1993 included a $30 million after-tax charge from the adoption of SFAS No. 106 and SFAS No. 112, while 1992 net earnings included a $51 million favorable after-tax adjustment from the adoption of SFAS No. 109.



     CFC's earnings before the cumulative effect of changes in accounting principles were $159 million for 1993 and $180 million for 1992. The decline in earnings before accounting changes resulted largely from higher borrowing costs incurred under CFC's revolving credit agreements.



     Both Chrysler and CFC regained investment grade credit ratings in 1993. The improved credit ratings reflect Chrysler's improved operating results, the significant improvements in Chrysler's balance sheet (including reductions in its outstanding debt and unfunded pension obligation), and CFC's improved liquidity.



     Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

     Subordination; Limited Assets. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders. Any amounts released from the Reserve Account to the Company will not be available to the Certificateholders.



     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account. The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates.



     Ratings of the Certificates. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category, and the Class B Certificates be rated " " or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Certificates do not address, the likelihood that the Certificate Prepayment Premium will be paid. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                   THE TRUST

GENERAL


     The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.



     If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.



     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail instalment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (vi) the Pre-Funded Account and (vii) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                              THE RECEIVABLES POOL


     The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and will include any Subsequent Receivables purchased as of any Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").



     The Initial Receivables were purchased, and the Subsequent Receivables were or will be purchased, by the Servicer from Dealers in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that each Receivable (i) has an outstanding gross balance of at least $1,000 and (ii) as of the applicable Cutoff Date, was not or will not be more than 90 days past due. As of the applicable Cutoff Date, no Obligor on any Receivable was or will have been noted in the related records of the Servicer as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable will have financed a Financed Vehicle under CCC's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Certificateholders were or will be used in selecting the Receivables.



     The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such
Subsequent Transfer Date, meeting the following criteria: (i) not more than    %
of the principal balances of the Receivables in the Trust will represent vehicles financed at CCC's used vehicle rates, and (ii) the weighted average APR
of the Receivables in the Trust will not be less than    %, unless the Seller
increases the Reserve Account Initial Deposit by certain specified amounts. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not greater than months. Such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates. In addition, no Receivable will be sold to the Trust if such Receivable has been repurchased by the Seller through the exercise of optional repurchase provisions contained in other securitization transactions.



     The Initial Receivables will represent approximately    % of the aggregate
initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by annual percentage rate ("APR") and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.

     The composition, distribution by APR and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables.



                COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE


                              INITIAL CUTOFF DATE



                     WEIGHTED
                    AVERAGE APR                     AGGREGATE
                        OF                          PRINCIPAL                          NUMBER
                    RECEIVABLES                      BALANCE                        RECEIVABLES
                    -----------                     ---------                       -----------
                              %                     $


                     WEIGHTED                       WEIGHTED
                      AVERAGE                       AVERAGE                          AVERAGE
                     REMAINING                      ORIGINAL                        PRINCIPAL
                       TERM                           TERM                           BALANCE
                     ---------                     ----------                       ---------
                        months                         months                       $

                              DISTRIBUTION BY APR

                           OF THE INITIAL RECEIVABLES


                         AS OF THE INITIAL CUTOFF DATE


                                                                                           PERCENT OF
                                                                             AGGREGATE     AGGREGATE
                                                              NUMBER OF      PRINCIPAL     PRINCIPAL
                         APR RANGE                           RECEIVABLES      BALANCE       BALANCE
- -----------------------------------------------------------  -----------     ---------     ----------
0.00% to 3.00%.............................................                  $                   %
4.01% to 5.00%.............................................
5.01% to 6.00%.............................................
6.01% to 7.00%.............................................
7.01% to 8.00%.............................................
8.01% to 9.00%.............................................
9.01% to 10.00%............................................
10.01% to 11.00%...........................................
11.01% to 12.00%...........................................
12.01% to 13.00%...........................................
13.01% to 14.00%...........................................
14.01% to 15.00%...........................................
15.01% to 16.00%...........................................
16.01% to 17.00%...........................................
17.01% to 18.00%...........................................
18.01% to 19.00%...........................................
19.01% to 20.00%...........................................
Greater than 20.00%........................................
                                                             -----------     ---------        ---
                                                                             $                100%
                                                               ========       ========        ===

               GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES


                  AS OF THEIR RESPECTIVE INITIAL CUTOFF DATES



                                                                                 PERCENTAGE OF
                                                                              AGGREGATE PRINCIPAL
STATE(1)                                                                          BALANCE(2)
- --------                                                                      -------------------
Alabama.....................................................................
Alaska......................................................................
Arizona.....................................................................
Arkansas....................................................................

California..................................................................
Colorado....................................................................
Connecticut.................................................................
Delaware....................................................................
District of Columbia........................................................
Florida.....................................................................
Georgia.....................................................................
Hawaii......................................................................
Idaho.......................................................................
Illinois....................................................................
Indiana.....................................................................
Iowa........................................................................
Kansas......................................................................
Kentucky....................................................................
Louisiana...................................................................
Maine.......................................................................
Maryland....................................................................
Massachusetts...............................................................
Michigan....................................................................
Minnesota...................................................................
Mississippi.................................................................
Missouri....................................................................
Montana.....................................................................
Nebraska....................................................................
Nevada......................................................................
New Hampshire...............................................................
New Jersey..................................................................
New Mexico..................................................................
New York....................................................................
North Carolina..............................................................
North Dakota................................................................
Ohio........................................................................
Oklahoma....................................................................
Oregon......................................................................
Pennsylvania................................................................
Rhode Island................................................................
South Carolina..............................................................
South Dakota................................................................
Tennessee...................................................................

                                                                                 PERCENTAGE OF
                                                                              AGGREGATE PRINCIPAL
STATE(1)                                                                          BALANCE(2)
                                                                              -------------------
Texas.......................................................................
Utah........................................................................
Vermont.....................................................................
Virginia....................................................................
Washington..................................................................
West Virginia...............................................................
Wisconsin...................................................................
Wyoming.....................................................................
                                                                                       ----
                                                                                       100%
                                                                                       ====

- ---------------

(1) Based on physical addresses of the Dealers originating the Receivables.
(2) Percentages may not add to 100.0% because of rounding.


     By aggregate principal balance, approximately    % of the Initial
Receivables constitute Precomputed Receivables,    % of the Initial Receivables
constitute Simple Interest Receivables and    % constitute Fixed Value
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Fixed Value Receivables.



     By aggregate principal balance, approximately    % of the Initial
Receivables, constituting % of the number of Initial Receivables, as of the Initial Cutoff Date, represent vehicles financed at CCC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at CCC's used vehicle rates. Approximately % of the aggregate principal balance of the Initial Receivables represent financing of vehicles manufactured or distributed by Chrysler.


DELINQUENCIES, REPOSSESSIONS AND NET LOSSES


     Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CCC continues to service. It is expected that the Receivables will be originated on average more recently than were, on average, the automobile and light duty truck receivables in the portfolio serviced by CCC. CCC began originating Fixed Value Receivables in July 1991. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.


                           DELINQUENCY EXPERIENCE(1)


                                                      AT JUNE 30,                                 AT DECEMBER 31,
                                       ------------------------------------------    ------------------------------------------
                                              1994                   1993                   1993                   1992
                                       -------------------    -------------------    -------------------    -------------------
                                        NUMBER                 NUMBER                 NUMBER                 NUMBER
                                          OF                     OF                     OF                     OF
                                       CONTRACTS   AMOUNT     CONTRACTS   AMOUNT     CONTRACTS   AMOUNT     CONTRACTS   AMOUNT
                                       ---------   ------     ---------   ------     ---------   ------     ---------   ------
                                                                       (DOLLARS IN MILLIONS)
Portfolio............................. 1,397,708   $15,598    1,333,839   $12,768    1,352,218   $14,116    1,344,799   $12,082
Period of Delinquency
  31-60 Days..........................    16,966   $   173       12,810   $   109       16,350   $   153       15,964   $   134
  61 Days or More.....................     1,494        18        1,097        10        1,383        15        1,376        13
                                       ---------   -------    ---------   -------    ---------   -------    ---------   -------
Total Delinquencies...................    18,460   $   191       13,907   $   119       17,733   $   168       17,340   $   147
Total Delinquencies as a Percent of
  the Portfolio.......................     1.32%     1.22%        1.04%     0.93%        1.31%     1.19%        1.29%     1.22%

                                                                               AT DECEMBER 31,
                                                     --------------------------------------------------------------------
                                                             1991                   1990                   1989(2)
                                                     --------------------   --------------------     --------------------
                                                      NUMBER                 NUMBER                   NUMBER
                                                        OF                     OF                       OF
                                                     CONTRACTS    AMOUNT    CONTRACTS    AMOUNT      CONTRACTS    AMOUNT
                                                     ---------    ------    ---------    ------      ---------    ------
                                                                            (DOLLARS IN MILLIONS)
Portfolio..........................................  1,437,451    $11,994   1,622,834    $13,545     1,756,185    $14,134
Period of Delinquency
  31-60 Days.......................................     21,025    $   180      23,278    $   206        19,096    $   174
  61 Days or More..................................      2,048         20       2,496         25         2,439         24
                                                      --------    -------    --------    -------      --------    -------
Total Delinquencies................................     23,073    $   200      25,774    $   231        21,535    $   198
Total Delinquencies as a Percent of the
  Portfolio........................................      1.61%      1.67%       1.59%      1.71%         1.23%      1.40%


- ---------------

(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CCC continues to service.


(2) In 1990 the method by which delinquencies are calculated was changed. Previously, an account was considered delinquent if more than $9.99 was past due. Under the current method, an account is considered delinquent if 10% or more of the scheduled payment is past due. As a result, delinquencies reported at December 31, 1989 are not directly comparable to those reported in later periods.


                                  CREDIT LOSS/REPOSSESSION EXPERIENCE(1)


                                  SIX MONTHS ENDED JUNE
                                           30,                             YEAR ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    1994        1993        1993        1992        1991        1990        1989
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                               (DOLLARS IN MILLIONS)
Average Amount Outstanding During
  the Period.....................   $14,799     $12,268     $12,882     $11,818     $12,709     $13,410     $14,585
Average Number of Contracts
  Outstanding During the
  Period......................... 1,374,657   1,337,296   1,341,084   1,382,898   1,517,178   1,696,175   1,814,040
Percent of Contracts Acquired
  During the Period with Recourse
  to the Dealer..................     17.9%       16.2%       16.2%       15.8%       21.7%       22.7%       26.8%
Repossessions as a Percent of
  Average Number of Contracts
  Outstanding(2).................     2.11%       2.10%       2.15%       2.31%       2.63%       2.33%       2.21%
Net Losses as a Percent of
  Liquidations(3)(4).............     1.11%       1.20%       1.34%       1.71%       2.28%       1.81%       1.66%
Net Losses as a Percent of
  Average Amount
  Outstanding(2)(3)..............     0.59%       0.71%       0.75%       0.97%       1.21%       0.98%       0.83%


- ---------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CCC continues to service.


(2) Percentages have been annualized for the six months ended June 30, 1994 and 1993 and are not necessarily indicative of the experience for the year.






(3) In 1994 the method by which net losses are calculated was changed. Currently net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off. Under the previous method, reported losses excluded disposition costs. Prior period loss statistics have been restated to conform to current period classifications.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


     The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts. Approximately
   % of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date represents contracts with recourse to Dealers. This factor was taken into consideration in determining the principal balances of the Class A and Class B Certificates and the Specified Reserve Account Balance. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided the Seller retakes the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.


                          THE SELLER AND THE SERVICER


     Information regarding the Seller and the Servicer is set forth under "The Seller and the Servicer" in the Prospectus. In addition, as of June 30, 1994, the Seller had nearly 3,100 employees and was servicing $30.2 billion in finance receivables managed, and the Servicer provided financing services to automobile dealers and their customers through 86 branches in the United States. During the first six months of 1994, the Seller and CCC financed or leased approximately 429,000 vehicles at retail, including approximately 286,000 new Chrysler passenger cars and light duty trucks representing 24% of Chrysler's U.S. retail and fleet deliveries. The Seller and CCC also financed at wholesale approximately 844,000 new Chrysler passenger cars and light duty trucks representing 73% of Chrysler's U.S. factory unit sales for the six months ended June 30, 1994. Wholesale vehicle financing accounted for 74% of the total U.S. automotive financing volume of the Seller and CCC in the first six months of 1994 and represented 7% of gross automotive finance receivables outstanding in the U.S. at June 30, 1994.



                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES



     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates.



                        DESCRIPTION OF THE CERTIFICATES



     The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL


     In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Principal Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Principal Balance.


     The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an
undivided ownership interest (the "Class A Percentage") of approximately    % of
the Trust and the Class B Certificates will evidence in the aggregate an
undivided ownership interest (the "Class B Percentage") of approximately    % of
the Trust. [The Class B Certificates, which are not being offered hereby, initially will be held by the Company.]



MANDATORY REPURCHASE



     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such
purchase on such date, exceeds $        (a "Mandatory Repurchase").



     The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders pursuant to a Mandatory Repurchase if the amount on deposit
in the Pre-Funding Account exceeds $        . The Certificate Prepayment Premium
will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Pass Through Rate or the Class B Pass Through Rate, as applicable, during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to
be distributed to Certificateholders to but excluding             over (ii) the
amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
Distribution Date on the             . Such excess shall be discounted to
present value to such Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds that are received from the Seller under the Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.



OPTIONAL PREPAYMENT



     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate, which distributions shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing
Agreements -- Termination" in the Prospectus.


SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES


     Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate
principal balance equal to approximately $          (such amount being equal to
the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date,
(i) the Pool Balance will increase in an amount equal to the aggregate principal
balance of the Subsequent Receivables, (ii) an amount equal to    % of the
aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and
(iii) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller.



     Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including that such Subsequent Receivable has not been repurchased by the Seller through the exercise of optional repurchase provisions contained in another securitization transaction);
(ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Seller will have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of each applicable Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Class A Certificates and the Class B Certificates are rated in the same respective rating categories in which they were rated at the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.


     Subsequent Receivables may have been originated by CCC at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Special Considerations -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

ACCOUNTS


     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee, the Payahead Account, the Pre-Funding Account and the Reserve Account, in the name of the Trustee on behalf of the Certificateholders. The Reserve Account will not be part of the Trust.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the Collection Period (after giving effect to distributions to be made on the following Distribution Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS


     Deposits to Collection Account.  On or about the        Business Day of
each month (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period).


     On or before each Distribution Date, the Servicer shall cause to be transferred from the Payahead Account to the Collection Account scheduled payments due during the related Collection Period or as may be applied to full prepayments on the Precomputed Receivables.


     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.



     The "Interest Distribution Amount" for a Distribution Date generally will be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date.



     The "Principal Distribution Amount" for a Distribution Date generally will be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer with respect to principal on the Receivables.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof);

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and

          (vi) amounts released from the Pre-Funding Account.


     The Interest Distribution Amount and Principal Distribution Amount with respect to any Distribution Date will not be determined on the basis of the reconciliation methodology described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocation of Collections on Receivables; Reconciliation".



     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.



     The "Class A Certificate Balance" shall equal, initially, $            and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.



     The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.



     The "Class B Certificate Balance" shall equal, initially, $            and,
thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders

(or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.



     Calculation of Amounts to Be Distributed.   Prior to each Distribution
Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.



     The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.



     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.



     The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.



SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT



     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.



     The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Reserve Account the amount remaining in the Collection Account that would otherwise be distributed to the Company, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to, such amounts.



     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Agreement in Eligible Investments. The Company shall be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.



     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.



     The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.


                              ERISA CONSIDERATIONS


THE CLASS A CERTIFICATES


     Subject to the considerations set forth under "ERISA
Considerations -- Senior Certificates Issued By Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.



THE CLASS B CERTIFICATES


     The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                  UNDERWRITING



     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of [Class A]Certificates set forth opposite its name below:



                                                               PRINCIPAL      [PRINCIPAL
                                                               AMOUNT OF      AMOUNT OF
                                                                CLASS A        CLASS B
            UNDERWRITERS                                      CERTIFICATES   CERTIFICATES
            ------------                                      ------------   ------------
                      ......................................  $              $
                      ......................................
                                                              ------------   ------------
                   Total....................................  $              $           ]
                                                              ============   ============



     The Seller has been advised by the Underwriters that they propose initially to offer the [Class A] Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in
excess of    % per [Class A] Certificate. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of    % per [Class A]
Certificate to certain other dealers. After the initial public offering of the [Class A] Certificates, the public offering prices and such concessions may be changed.

                                 LEGAL OPINIONS


     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by [               ]. [               may from time to time
render legal services to CFC and its affiliates].

                                 INDEX OF TERMS


Agreement...........................................................................  S-3
APR.................................................................................  S-13
Business Day........................................................................  S-4
CCC.................................................................................  S-3
Cede................................................................................  S-2
Certificate Balance.................................................................  S-3
Certificate Prepayment Amount.......................................................  S-6
Certificate Prepayment Premium......................................................  S-6
Certificateholders..................................................................  S-4
Certificates........................................................................  S-3
CFC.................................................................................  S-3
Chrysler............................................................................  S-10
Class A Certificate Balance.........................................................  S-5
Class A Certificates................................................................  S-3
Class A Distributable Amount........................................................  S-22
Class A Interest Carryover Shortfall................................................  S-23
Class A Interest Distributable Amount...............................................  S-22
Class A Pass Through-Rate...........................................................  S-4
Class A Percentage..................................................................  S-3
Class A Principal Carryover Shortfall...............................................  S-23
Class A Principal Distributable Amount..............................................  S-22
Class B Certificate Balance.........................................................  S-5
Class B Certificates................................................................  S-3
Class B Distributable Amount........................................................  S-22
Class B Interest Carryover Shortfall................................................  S-23
Class B Interest Distributable Amount...............................................  S-22
Class B Pass Through Rate...........................................................  S-5
Class B Percentage..................................................................  S-3
Class B Principal Carryover Shortfall...............................................  S-23
Class B Principal Distributable Amount..............................................  S-22
Closing Date........................................................................  S-3
Code................................................................................  S-25
Collection Account..................................................................  S-8
Collection Period...................................................................  S-5
Commission..........................................................................  S-2
Company.............................................................................  S-3
Cutoff Date.........................................................................  S-3
Determination Date..................................................................  S-21
Distribution Date...................................................................  S-4
DTC.................................................................................  S-2
ERISA...............................................................................  S-8
Exchange Act........................................................................  S-2
Federal Tax Counsel.................................................................  S-8
Final Scheduled Distribution Date...................................................  S-5
Final Scheduled Maturity Date.......................................................  S-4
Financed Vehicles...................................................................  S-3
Funding Period......................................................................  S-7
Initial Cutoff Date.................................................................  S-3
Initial Pool Balance................................................................  S-6
Initial Receivables.................................................................  S-3
Interest Distribution Amount........................................................  S-21
Issuer..............................................................................  S-3

Liquidated Receivables..............................................................  S-21
Liquidation Proceeds................................................................  S-21
Mandatory Repurchase................................................................  S-6
MMC.................................................................................  S-11
Plan................................................................................  S-25
Pool Balance........................................................................  S-4
Pre Funded Amount...................................................................  S-4
Pre-Funding Account.................................................................  S-7
Principal Distribution Amount.......................................................  S-5
Prospectus..........................................................................  S-2
Rating Agencies.....................................................................  S-12
Realized Losses.....................................................................  S-6
Receivables Pool....................................................................  S-13
Record Date.........................................................................  S-4
Reserve Account Initial Deposit.....................................................  S-7
Seller..............................................................................  S-3
Servicer............................................................................  S-3
SFAS................................................................................  S-10
Specified Reserve Account Balance...................................................  S-7
Subsequent Cutoff Date..............................................................  S-4
Subsequent Receivables..............................................................  S-3
Subsequent Transfer Date............................................................  S-4
Total Distribution Amount...........................................................  S-21
Trust...............................................................................  S-3
Trustee.............................................................................  S-3
Underwriters........................................................................  S-25
Underwriting Agreement..............................................................  S-25

             ------------------------------------------------------
             ------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

              TABLE OF CONTENTS


                                            PAGE
                                           -------
              PROSPECTUS SUPPLEMENT
Reports to Certificateholders..............     S-2
Summary of Terms...........................     S-3
Special Considerations.....................     S-9
The Trust..................................    S-12
The Receivables Pool.......................    S-13
The Seller and the Servicer................    S-18
Weighted Average Life of the
  Certificates.............................    S-18
Description of the Certificates............    S-18
ERISA Considerations.......................    S-25
Underwriting...............................    S-25
Legal Opinions.............................    S-26
Index of Terms.............................    S-27

                    PROSPECTUS
Available Information......................       2
Incorporation of Certain Documents by
  Reference................................       2
Summary of Terms...........................       3
Special Considerations.....................       9
The Trusts.................................      11
The Receivables Pools......................      13
Weighted Average Life of the Securities....      15
Pool Factors and Trading Information.......      15
Use of Proceeds............................      16
The Seller and the Servicer................      16
Description of the Notes...................      17
Description of the Certificates............      21
Certain Information Regarding the
  Securities...............................      22
Description of the Transfer and Servicing
  Agreements...............................      30
Certain Legal Aspects of the Receivables...      39
Certain Federal Income Tax Consequences....      42
Certain State Tax Consequences with respect
  to Trusts for which a Partnership
  Election Is Made.........................      49
ERISA Considerations.......................      50
Plan of Distribution.......................      50
Legal Opinions.............................      51
Index of Terms.............................      52
                ------------------



    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                           $
                           PREMIER AUTO TRUST 199  -

                               $

                            % ASSET BACKED CERTIFICATES,


                                    CLASS A


                               $

                            % ASSET BACKED CERTIFICATES,


                                    CLASS B



                              CHRYSLER FINANCIAL
                                 CORPORATION

                                    SELLER


                               CHRYSLER CREDIT
                                 CORPORATION

                                   SERVICER

                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                                           , 199
             ------------------------------------------------------
             ------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1994

PROSPECTUS

                              PREMIER AUTO TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                             ---------------------
                        CHRYSLER FINANCIAL CORPORATION
                                     SELLER
                         CHRYSLER CREDIT CORPORATION
                                    SERVICER
                             ---------------------


     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into among Chrysler Financial Corporation, as Seller (the "Seller"), a wholly owned subsidiary of the Seller specified in the related Prospectus Supplement or a limited partnership specified therein of which such subsidiary is the general partner and the Seller is the limited partner (the "Company"), and the Trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and Chrysler Credit Corporation, as Servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement.



     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.



     EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CHRYSLER FINANCIAL CORPORATION, CHRYSLER CREDIT CORPORATION, THE APPLICABLE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                               OFFENSE.
       Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales
  of Securities offered hereby unless accompanied by a Prospectus Supplement.
                             ---------------------


                The date of this Prospectus is October   , 199 .

                             AVAILABLE INFORMATION


     The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Seller, as originator of any Trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034-8286 (Telephone: 810-948-3060).

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".


Issuer.................   With respect to each series of Securities, the Trust to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") among the Seller, the
                          Company for such Trust and the Trustee for such Trust (the "Trust"
                          or the "Issuer") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing
                          Agreement") among the Trustee, the Seller and Chrysler Credit
                          Corporation, as Servicer (the "Servicer").

Seller.................   Chrysler Financial Corporation (the "Seller").

Servicer...............   Chrysler Credit Corporation (the "Servicer" or "CCC").

Trustee................   With respect to each series of Securities, the Trustee specified in the related Prospectus Supplement.

Indenture Trustee......   With respect to any applicable series of Securities, the Indenture
                          Trustee specified in the related Prospectus Supplement.

The Notes..............   A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                          Unless otherwise specified in the related Prospectus Supplement,
                          Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus
                          Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related
                          Prospectus Supplement. See "Certain Information Regarding the
                          Securities -- Definitive Securities".

                          Unless otherwise specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest
                          Rate.

                          With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                          In addition, a series may include one or more classes of Notes
                          ("Strip Notes") entitled to (i) principal payments with
                          disproportionate, nominal or no interest

                          payments or (ii) interest payments with disproportionate, nominal or no principal payments.
                          If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the
                          Transfer and Servicing Agreements -- Termination", the outstanding
                          Notes will be redeemed as set forth in the related Prospectus
                          Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding
                          Account (as such term is defined in the related Prospectus
                          Supplement, the "Pre-Funding Account"), one or more classes of the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period")
                          in an amount and manner specified in the related Prospectus
                          Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus
                          Supplement.

The Certificates.......   A series may include one or more classes of Certificates and may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                          Unless otherwise specified in the related Prospectus Supplement,
                          Certificates will be available for purchase in a minimum
                          denomination of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Certifi-
                          cateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related
                          Prospectus Supplement. See "Certain Information Regarding the
                          Securities -- Definitive Securities".

                          Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement (the "Certificate
                          Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the
                          "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing.
                          The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the
                          Pass Through Rate.

                          With respect to a series that includes two or more classes of
                          Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                          If a series of securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                          If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination", Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Trust Property.....   The property of each Trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light duty trucks (the "Receivables"), including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed
                          Vehicles"), certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies. On the
                          Closing Date specified in the related Prospectus Supplement with respect to a Trust, the Seller will, if so specified in such
                          Prospectus Supplement, sell or transfer Receivables (the "Initial
                          Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the dates specified therein (the
                          "Initial Cutoff Date") to such Trust pursuant to either a Sale and
                          Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, a "Sale and Servicing
                          Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing
                          Agreement among the Seller, the Servicer and the Trustee. A Prospec-
                          tus Supplement may specify that there will not be any Initial
                          Receivables sold to the Trust on the Closing Date and that all
                          Receivables will be sold to the Trust during the Funding Period
                          (which may include the Closing Date) as described below. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Reserve Account and any other account identified in the applicable Prospectus Supplement.

                          To the extent provided in the related Prospectus Supplement, the
                          Seller will be obligated (subject only to the availability thereof)
                          to sell, and the related Trust will be obligated to purchase
                          (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing
                          Agreement), additional Receivables (the "Subsequent Receivables")
                          from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing
                          Date.

                          The Receivables arise or will arise from loans originated by motor vehicle dealers (the "Dealers") and purchased by CCC pursuant to agreements with the Dealers for subsequent sale to the Seller. The
                          Receivables for any given Receivables Pool will be selected from the contracts owned by the Seller based on the criteria specified in the
                          Sale and Servicing Agreement or Pooling and Servicing Agree-

                          ment, as applicable, and described herein and in the related
                          Prospectus Supplement.

Credit and Cash Flow
Enhancement............   If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following:
                          subordination of one or more other classes of Securities, a Reserve
                          Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related
                          Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Reserve Account........   Unless otherwise specified in the related Prospectus Supplement, a
                          Reserve Account will be created for each Trust with an initial deposit by the Seller of cash or certain investments having a value equal to the amount specified in the related Prospectus Supplement.
                          To the extent specified in the related Prospectus Supplement, funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date or Payment
                          Date after making all other distributions required on such date and any amounts deposited from time to time from the Pre-Funding Account in connection with a purchase of Subsequent Receivables. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the
                          circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable
                          Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be distributed.

Transfer and Servicing
Agreements.............   With respect to each Trust, the Seller will sell the related
                          Receivables to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any
                          Trust under a Sale and Servicing Agreement will be assigned to the
                          Indenture Trustee as collateral for the Notes of the related series.
                          The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. CCC will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes.

                          Unless otherwise specified in the related Prospectus Supplement, the
                          Servicer will advance scheduled payments under each Precomputed
                          Receivable which shall not have been timely made (a "Precomputed
                          Advance"), to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed
                          Receivables. With respect to Simple Interest Receivables, the
                          Servicer shall advance any interest shortfall (a "Simple Interest
                          Advance" and, together with a Precomputed Advance, an "Advance").
                          The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                          Unless otherwise provided in the related Prospectus Supplement, the
                          Seller will be obligated to repurchase any Receivable if the interest of the applicable Trust in such Receivable is materially adversely affected by a breach of any representation or warranty made by the Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach.

                          Unless otherwise provided in the related Prospectus Supplement, the
                          Servicer will be obligated to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled Maturity Date (as defined in the related
                          Prospectus Supplement, the "Final Scheduled Maturity Date"), changes the annual percentage rate ("APR") or amount of a scheduled payment of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                          Unless otherwise specified in the related Prospectus Supplement, the
                          Servicer will be entitled to receive a fee for servicing the
                          Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges.
                          See "Description of the Transfer and Servicing
                          Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.
Certain Legal Aspects
of the Receivables;
Repurchase
Obligations............   In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to such Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Unless otherwise specified in the related Prospectus
                          Supplement, the Seller will be obligated to repurchase any
                          Receivable sold to a Trust as to which a first perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is purchased by such Trust, if such breach shall materially adversely affect the interest of such Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or because of fraud or negligence, such Trust could lose the priority of its security interest or its security interest in Financed Vehicles. Neither the Seller nor the Servicer
                          will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in a Trust's losing the priority of its security interest or its security interest in such
                          Financed Vehicle after the Closing Date.

                          Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus
                          Supplement, the Seller will be obligated to repurchase any Receiva-
                          ble which fails to comply with such requirements.

Tax Status.............   Unless the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust and, except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Securities (a) Federal Tax Counsel to such Trust will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such series will be characterized as debt and (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and (b)
                          Michigan Tax Counsel to such Trust will deliver an opinion to the effect that the same characterizations would apply for Michigan income and single business tax purposes as for federal income tax purposes. In respect of any such series, each Noteholder, if any, by the acceptance of a Note of such series, will agree to treat such
                          Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and Michigan income and single business tax purposes.
                          Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                          If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Certificates, Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.
                          See "Certain Federal Income Tax Consequences" and "Certain State Tax
                          Consequences" for additional information concerning the application of federal and Michigan tax laws.

ERISA Considerations...   Subject to the considerations discussed under "ERISA Considerations"
                          herein and in the related Prospectus Supplement, and unless otherwise specified therein, any Notes of a series and any
                          Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans.
                          Unless otherwise specified in the related Prospectus Supplement, the
                          Certificates of any series that are subordinated to any other
                          Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                          as amended ("ERISA"), or by any individual retirement account. See
                          "ERISA Considerations" herein and in the related Prospectus
                          Supplement.

                             SPECIAL CONSIDERATIONS

     Certain Legal Aspects -- Security Interests in Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to the Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to such Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such breach shall materially adversely affect the interest of such Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable which fails to comply with such requirements.


     Certain Legal Aspects -- Bankruptcy Considerations. The Seller will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the Receivables by the Seller to such Trust is a valid sale of the Receivables to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of a Receivable to such Trust may have priority over such Trust's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.



     In a recent case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Seller, however, even if the transfer of Receivables to the Trust were treated as a sale, the Receivables would be part of the Seller's bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.



     With respect to each Trust that is not a grantor trust, if an Insolvency Event with respect to the Company (which will be, unless otherwise specified in the related Prospectus Supplement, a wholly owned subsidiary of the Seller or a limited partnership of which such subsidiary is the general partner and the Seller is the limited partner, as set forth in such Prospectus Supplement), the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing
Agreements -- Insolvency Event".



     Trust's Relationship to the Seller, Chrysler Credit Corporation and their Affiliates. None of the Seller, CCC or Chrysler Corporation ("Chrysler") or their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust.


     However, in connection with the sale of Receivables by the Seller to a given Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing
Agreements -- Servicing Procedures". Moreover, if CCC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     The related Prospectus Supplement may set forth certain additional information regarding the Seller, CCC and Chrysler. In addition, the Seller and Chrysler are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding the Seller and Chrysler, reference is made to such reports and other information, which are available as described under "Available Information".


     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement.



     Maturity and Prepayment Considerations. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and "-- Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the applicable Company occurs.


     Risk of Commingling. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that CCC satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as CCC is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


     Servicer Default. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".



     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

                                   THE TRUSTS


     With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts (and, with respect to Fixed Value Receivables (as defined below), the right to certain payments on retail installment sale contracts) between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers and purchased by CCC pursuant to agreements with Dealers ("Dealer Agreements") for subsequent sale to the Seller. Such Receivables will continue to be serviced by the Servicer and evidence indirect financing made available by the Seller to the Obligors. On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement;
(ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between the Servicer and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.



     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, the Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".



     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the

Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".


     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.



THE TRUSTEE



     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                             THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be purchased by the Servicer from Dealers in the ordinary course of business through its branches located in the United States. Most of the Dealers sell products manufactured and/or distributed by Chrysler. The retail installment sale contracts are purchased pursuant to the Dealer Agreements. The Servicer purchases contracts in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed. The Servicer sells on a daily basis all retail installment sale contracts that it acquires to the Seller pursuant to an intercompany agreement.

     CCC introduced in 1991 a program to provide Dealers with the opportunity to be more competitive in setting the APR extended to an Obligor on a retail installment sale contract based upon credit scoring and transaction characteristics (such program is referred to herein as "Market Value Pricing"). Although there can be no assurance that such will be the case, the Seller has been informed by the Servicer that the Servicer believes that retail installment sale contracts originated pursuant to the Market Value Pricing program may on average have lower APRs but have fewer losses and delinquencies than the automobile and light duty truck receivables in the portfolio serviced by CCC prior to the introduction of the Market Value Pricing Program.

     The Receivables to be held by each Trust will be selected from the Seller's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Fixed Value Receivables, may be a final fixed value payment) that fully amortize the amount financed over its original term to maturity, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".


     "Fixed Value Receivables" are monthly receivables originated under CCC's Gold Key Plus program and secured by new automobiles or light duty trucks with a final payment which is greater than the scheduled monthly payments. A Fixed Value Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to CCC provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Receivables, unless otherwise provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment will be included in such Trust; the final fixed value payment will be sold by the Seller to the applicable Company. However, in the case of a Trust that is not a grantor trust, such Company will have the option to transfer the final fixed value payments with respect to the related Fixed Value Receivables retained by such Company to such Trust and to cause such Trust to issue certificates representing interests in such final fixed value payments or indebtedness secured by such final fixed value payments.


     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the Seller and its United States subsidiaries pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile and light duty truck receivables (including receivables previously sold which CCC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES


     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust and "-- Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Company applicable to such Trust occurs.



     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.


     Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".


                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller,
(ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust for general corporate purposes.

                          THE SELLER AND THE SERVICER

THE SELLER


     The Seller is a financial services organization, all of the common stock of which is owned by Chrysler. The Seller, a Michigan corporation, is the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler into a newly acquired, previously nonaffiliated finance company incorporated in 1926. The Seller is engaged in automotive retail, wholesale and fleet financing, servicing commercial leases and loans, secured small business financing, and property, casualty and other insurance and automotive dealership facility development and management. The Seller's business is substantially dependent upon the operations of Chrysler. In particular, lower levels of production and sale of Chrysler's automotive products could result in a reduction in the level of finance and insurance operations of the Seller. See "Special Considerations -- Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Chrysler Corporation" in the related Prospectus Supplement. The related Prospectus Supplement will set forth certain additional information with respect to the Seller. The Seller's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286, and its telephone number is (810) 948-3060.



     The Seller will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the applicable Receivables by the Seller to such Trust is a valid sale of such Receivables to such Trust. In addition, the Seller and such Trust will treat the transactions described herein and in the related Prospectus Supplement as a sale of such Receivables to such Trust and the Seller will take all actions that are required to perfect the Trust's ownership interest in such Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to a Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of Receivables to such Trust may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

THE SERVICER

     CCC, a wholly owned subsidiary of the Seller, provides retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. The related Prospectus Supplement will set forth certain additional information with respect to the Servicer.

                            DESCRIPTION OF THE NOTES

GENERAL


     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.



     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date", which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and
"-- Credit and Cash Flow Enhancement".

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE


     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.


     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related

Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.


     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL


     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.



     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the applicable Company, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the related Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a

Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities". Any Certificates of a given series owned by the applicable Company or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").


DISTRIBUTIONS OF PRINCIPAL AND INTEREST


     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the
Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.


     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.


     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.


     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the

"CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                              D X 360
Money Market Yield    =    --------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); or (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the applicable Company holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.


     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.


     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.



     Except as required by law, neither the Administrator, if any, the applicable Trustee nor the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE SECURITIES


     Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator or Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.


     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.


     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.


     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.


REPORTS TO SECURITYHOLDERS


     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:



          (i) the amount of the distribution allocable to principal of each class to such Notes and to the Certificate Balance of each class of such Certificates, including, if applicable, the difference, if any (which may be a positive or negative number) between the amount determined on such date to be distributable to Noteholders and Certificateholders on account of principal on the next preceding Payment Date and the amount actually distributed to Noteholders and Certificateholders on account of principal on such Payment Date (the "Noteholders' Reconciliation Principal Adjustment Amount" and "Certificateholders' Reconciliation Principal Adjustment Amount, respectively);


          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;


          (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;


          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for receivables, if any, that were repurchased in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

          (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which CCC will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES


     On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will, if so specified in such Prospectus Supplement, transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").



     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.



     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.



     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The Seller's and the Servicer's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.


ACCOUNTS


     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related

Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.



     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee.


     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.


     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle retail sale contracts. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date or Payment Date and shall be treated as collections of interest on the related Receivables.



     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES


     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement or, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) CCC is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.


ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such

Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     Unless otherwise provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid solely to the extent of the Interest Distribution Amount. However, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of the given series.

     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.


     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.


     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.



     Allocation of Collections on Receivables; Reconciliation. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. Unless otherwise specified in a Prospectus Supplement, the amounts of collections on the Receivables of a series that are allocable to interest and principal, respectively, will first be estimated and then be reconciled in the following manner with the following effect on the distributions on the related Securities.



     On the Business Day immediately preceding each Distribution Date or Payment Date (a "Determination Date"), the Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date or Payment Date (excluding amounts retained in the Collection Account from prior periods, as described below). Such amount shall be allocated first to interest based on the weighted average APR and Pool Balance of the Receivables as of the first day of the related Collection Period, plus an amount related to the investment earnings on amounts contained in the Pre-Funding Account, if any, maintained with the Indenture Trustee or the Trustee, as applicable, in accordance with the Sale and Servicing Agreement, and then any remaining amount in the Collection Account shall be allocated to principal. Payments to Securityholders shall be made on each Distribution Date or Payment Date in accordance with such allocations, with appropriate adjustments from the prior period as described below, together with a payment notice setting forth the amount of such payment allocable to interest and the amount allocable to principal, including, separately stated, the amount attributable to any adjustment from the prior period. On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee or the Trustee, as applicable, with certain information with respect to the Collection Period related to the prior Distribution Date or Payment Date. On such current Determination Date or Payment Date, (i) the amounts so allocated and distributed on the preceding Distribution Date or Payment Date will be reconciled with the information provided by the Servicer on the preceding Determination Date, (ii) amounts will be deposited in the Reserve Account or held in the Collection Account, as appropriate, and (iii) reports reflecting such reconciled amounts will be forwarded to Securityholders. If, based on such reconciliation, the amounts distributed to Securityholders on account of principal on the preceding Distribution Date or Payment Date were less than the amounts required to be so distributed based on the reconciliation, the amount of such deficiency shall be retained in the Collection Account for distribution to Securityholders on such current Distribution Date or Payment Date. If amounts were distributed to holders as principal in excess of amounts allocable to principal based on such reconciliation, the amount of such excess will be deducted from principal when calculating principal distributable on such current Distribution Date or Payment Date. The payment of principal as described above is not expected to have a material effect on the average life of any class of Securities.

CREDIT AND CASH FLOW ENHANCEMENT


     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.


     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.


     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pool and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the applicable Company.


NET DEPOSITS


     As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST


     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".


EVIDENCE AS TO COMPLIANCE


     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.



     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.


     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER


     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that CCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that CCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed CCC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.



     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.



     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement , any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT


     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or such Owner Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee and such Owner Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and
(iii) the occurrence of an Insolvency Event with respect to the Servicer, the Seller or any related Company. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT


     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.


WAIVER OF PAST DEFAULTS


     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.


AMENDMENT


     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.


INSOLVENCY EVENT


     With respect to a Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Company of such Trust, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of the Certificates (other than such Company) with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by such Company), (ii) holders of each class of Notes, if any, with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class and (iii) holders, if any, of certificates representing more than 50% of the aggregate unpaid principal amount of certificates representing interests in, or indebtedness secured by, final fixed value payments with respect to the Fixed Value Receivables, if any, initially purchased by such Company and subsequently added to such Trust (such certificates or indebtedness being referred to herein as "Fixed Value Securities"), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such Company, notice thereof is required to be given to such Noteholders, Certificateholders and holders of Fixed Value Securities; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate

Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.



     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of such Trust and the delivery to such Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


PAYMENT OF NOTES


     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.


COMPANY LIABILITY


     Under each Trust Agreement, the applicable Company with respect to the related Trust will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner.


TERMINATION


     With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.



     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.



     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.


ADMINISTRATION AGREEMENT


     CCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $200 per month, or such other amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES


     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).


     The Servicer sells on a daily basis to the Seller, pursuant to a pre-existing inter-company agreement, all motor vehicle retail installment sales contracts that the Servicer originates or acquires from dealers. All of such contracts originated or acquired by the Servicer name the Servicer as obligee or assignee and as the secured party. The Servicer also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Servicer's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the Servicer continues to service the contracts, the obligors on the contracts will not be notified of the sale from the Servicer to the Seller or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from the Servicer to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.


     With respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Servicer or the related Trustee will amend any certificate of title to identify such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".



     In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Servicer failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach is cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles".



     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.



     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.


REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.


     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.


     Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables".


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.



TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE



TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP



     Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that
(1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.


     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.



     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a

Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.


     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.


     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.


     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS



TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST



     If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".



     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.



     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.



     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.



     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.



STRIPPED BONDS AND STRIPPED COUPONS



     Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.



     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.



     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.



     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.



     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.



     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.



     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.



     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.



     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.



     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).



     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.



     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.



     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.



     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.



                 CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO


                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE



     The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Michigan. The State of Michigan imposes a state individual income tax and a single business tax on corporations, partnerships and other entities doing business in the State of Michigan. This discussion relates only to Trusts for which a partnership election is made, and is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.


     Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.


     For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust for which a partnership election is made and the Notes, Certificates and related terms, parties and documents applicable to such Trust.


TAX CONSEQUENCES WITH RESPECT TO THE NOTES


     It is expected that the General Counsel of the Seller ("Michigan Tax Counsel") will advise each such Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Michigan income and single business tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder's ownership of Notes. However, a Noteholder already subject to Michigan's income tax or single business tax could be required to pay additional Michigan tax as a result of the holder's ownership or disposition of Notes.



TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY A TRUST TREATED AS A PARTNERSHIP



     If the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, Michigan Tax Counsel will deliver his opinion that the same treatment should also apply for Michigan tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in Michigan but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Michigan single business tax (which, if applicable, could possibly result in reduced distributions to Certificateholders). The Certificateholders also should not be subject to the Michigan single business tax on income received through the partnership.


     Under current law, Certificateholders that are nonresidents of Michigan and are not otherwise subject to Michigan income tax should not be subject to Michigan income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Michigan to pay Michigan tax on income beyond that derived from the Certificates.

     If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the Michigan single business tax (which, if applicable, could result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

                                     * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.


     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.


     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES



     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.



     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:



          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;



          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;



          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;



          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);



          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and



          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.



     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").



     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.


                              PLAN OF DISTRIBUTION


     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.


     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and

Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.


     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.


     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.


     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.



     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.


     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by the General Counsel of the Seller and the Servicer. Certain Michigan state tax and other matters will be passed upon for the Trust by the General Counsel of the Seller and the Servicer.

                                 INDEX OF TERMS


Actuarial Receivables................................................................      13
Administration Agreement.............................................................      39
Administration Fee...................................................................      39
Administrator........................................................................      39
Advance..............................................................................       6
Applicable Trustee...................................................................      27
APR..................................................................................       6
Base Rate............................................................................      22
Benefit Plan.........................................................................      50
Calculation Agent....................................................................      23
Calculation Date.....................................................................      24
CCC..................................................................................       3
CD Rate..............................................................................      23
CD Rate Determination Date...........................................................      23
CD Rate Security.....................................................................      22
Cede.................................................................................      11
Certificate Balance..................................................................       4
Certificate Distribution Account.....................................................      31
Certificate Pool Factor..............................................................      15
Certificateholders...................................................................      11
Certificateholders' Reconciliation Principal Adjustment Amount.......................      29
Certificates.........................................................................       1
Chrysler.............................................................................      10
Closing Date.........................................................................      30
Code.................................................................................      42
Collection Account...................................................................      31
Collection Period....................................................................      32
Commercial Paper Rate................................................................      23
Commercial Paper Rate Determination Date.............................................      23
Commercial Paper Rate Security.......................................................      22
Commission...........................................................................       2
Commodity Indexed Securities.........................................................      26
Company..............................................................................       1
Composite Quotations.................................................................      22
Currency Indexed Securities..........................................................      26
Cutoff Date..........................................................................      11
Dealer Agreements....................................................................      11
Dealers..............................................................................       5
Definitive Certificates..............................................................      28
Definitive Notes.....................................................................      28
Definitive Securities................................................................      28
Depository...........................................................................      17
Determination Date...................................................................      35
Distribution Date....................................................................      21
DTC's Nominee........................................................................      11
Eligible Deposit Account.............................................................      32
Eligible Institution.................................................................      32
Eligible Investments.................................................................      31
ERISA................................................................................       8
Events of Default....................................................................      18
Face Amount..........................................................................      27
Federal Funds Rate...................................................................      24

Federal Funds Rate Determination Date................................................      24
Federal Funds Rate Security..........................................................      22
Federal Tax Counsel..................................................................      42
Final Scheduled Maturity Date........................................................       6
Financed Vehicles....................................................................       5
Fixed Rate Securities................................................................      22
Fixed Value Receivables..............................................................      13
Fixed Value Securities...............................................................      38
Floating Rate Securities.............................................................      22
foreign person.......................................................................      44
FTC Rule.............................................................................      42
Funding Period.......................................................................       4
H.15(519)............................................................................      22
Indenture............................................................................       3
Indenture Trustee....................................................................       1
Index................................................................................      26
Index Maturity.......................................................................      22
Indexed Commodity....................................................................      26
Indexed Currency.....................................................................      26
Indexed Principal Amount.............................................................      26
Indexed Securities...................................................................      26
Indirect Participants................................................................      27
Initial Pool Balance.................................................................      38
Initial Receivables..................................................................       5
Insolvency Event.....................................................................      36
Interest Rate........................................................................       3
Interest Reset Date..................................................................      22
Interest Reset Period................................................................      22
Investment Earnings..................................................................      31
IRS..................................................................................      42
Issuer...............................................................................       3
LIBOR................................................................................      25
LIBOR Determination Date.............................................................      25
LIBOR Security.......................................................................      22
London Banking Day...................................................................      25
Market Value Pricing.................................................................      13
Michigan Tax Counsel.................................................................      49
Money Market Yield...................................................................      24
Note Distribution Account............................................................      31
Note Pool Factor.....................................................................      15
Noteholders..........................................................................      11
Noteholders' Reconciliation Principal Adjustment Amount..............................      29
Notes................................................................................       1
Obligors.............................................................................      11
OID..................................................................................      43
Participants.........................................................................      17
Pass Through Rate....................................................................       4
Payahead Balance.....................................................................      31
Payaheads............................................................................      32
Payment Date.........................................................................      17
Plan Assets Regulation...............................................................      50
Pool Balance.........................................................................      15
Pooling and Servicing Agreement......................................................       3

Pre-Funded Amount....................................................................       5
Pre-Funding Account..................................................................       1
Precomputed Advance..................................................................       6
Precomputed Receivables..............................................................      13
Prospectus Supplement................................................................       1
Purchase Amount......................................................................      30
Rating Agencies......................................................................      10
Receivables..........................................................................       1
Receivables Pool.....................................................................      11
Registration Statement...............................................................       2
Related Documents....................................................................      20
Reserve Account......................................................................      35
Reuters Screen LIBO Page.............................................................      25
Rule of 78's.........................................................................      13
Rule of 78's Receivables.............................................................      13
Rules................................................................................      27
Sale and Servicing Agreement.........................................................       5
Schedule of Receivables..............................................................      30
Securities...........................................................................       1
Securities Act.......................................................................       2
Securityholders......................................................................      11
Seller...............................................................................       1
Servicer.............................................................................       3
Servicer Default.....................................................................      36
Servicing Fee........................................................................      33
Servicing Fee Rate...................................................................      33
Short-Term Note......................................................................      43
Simple Interest Advance..............................................................       6
Simple Interest Receivables..........................................................      14
Spread...............................................................................      22
Spread Multiplier....................................................................      22
Stock Index..........................................................................      26
Stock Indexed Securities.............................................................      26
Strip Certificates...................................................................       4
Strip Notes..........................................................................       3
Subsequent Receivables...............................................................       1
Subsequent Transfer Date.............................................................      30
Transfer and Servicing Agreements....................................................      30
Treasury bills.......................................................................      25
Treasury Rate........................................................................      25
Treasury Rate Determination Date.....................................................      26
Treasury Rate Security...............................................................      22
Trust................................................................................       3
Trustee..............................................................................       3
Trust Accounts.......................................................................      31
Trust Agreement......................................................................       1
UCC..................................................................................      31
Underwriting Agreements..............................................................      50

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS


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              PROSPECTUS SUPPLEMENT
Reports to Securityholders.................     S-2
Summary of Terms...........................     S-3
Special Considerations.....................    S-11
The Trust..................................    S-16
The Receivables Pool.......................    S-17
The Seller and the Servicer................    S-23
Weighted Average Life of the Securities....    S-23
Description of the Notes...................    S-23
Description of the Certificates............    S-25
Description of the Transfer and Servicing
  Agreements...............................    S-26
ERISA Considerations.......................    S-34
Underwriting...............................    S-35
Legal Opinions.............................    S-35
Index of Terms.............................    S-36
                    PROSPECTUS
Available Information......................       2
Incorporation of Certain Documents by
  Reference................................       2
Summary of Terms...........................       3
Special Considerations.....................       9
The Trusts.................................      11
The Receivables Pools......................      13
Weighted Average Life of the Securities....      15
Pool Factors and Trading Information.......      15
Use of Proceeds............................      16
The Seller and the Servicer................      16
Description of the Notes...................      17
Description of the Certificates............      21
Certain Information Regarding the
  Securities...............................      22
Description of the Transfer and Servicing
  Agreements...............................      30
Certain Legal Aspects of the Receivables...      41
Certain Federal Income Tax Consequences....      44
Certain State Tax Consequences with respect
  to Trusts for which a Partnership
  Election Is Made.........................      55
ERISA Considerations.......................      56
Plan of Distribution.......................      57
Legal Opinions.............................      58
Index of Terms.............................      59
                ------------------



    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN [THE NOTES OR] THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                           $
                           PREMIER AUTO TRUST 199  -

                               $

                       CLASS A-1     % ASSET BACKED NOTES


                               $

                       CLASS A-2     % ASSET BACKED NOTES


                               $

                       CLASS A-3     % ASSET BACKED NOTES


                               $
                             % ASSET BACKED CERTIFICATES

                              (LOGO) 1/2 3/4SELLER

                                 (LOGO)SERVICER

                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                                           , 199
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


    Registration Fee........................................................   $2,231,250
    Printing Expenses.......................................................      240,000
    Trustee Fees and Expenses...............................................      568,000
    Legal Fees and Expenses.................................................      200,000
    Accountants' Fees and Expenses..........................................      480,000
    Rating Agencies' Fees...................................................    2,280,000
    Miscellaneous...........................................................          750
                                                                               ----------
              Total.........................................................   $6,000,000
                                                                                =========


- ---------------
 * All amounts except registration fee are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Chrysler Corporation (parent of the Registrant) is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Section B of Article VIII of the Certificate of Incorporation of Chrysler Corporation, the parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, Chrysler Corporation will indemnify the officers and directors of Chrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, Chrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Chrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

     The Registrant is incorporated under Michigan law. Sections 561 to 565, inclusive, and Sections 567 and 569 of the Michigan Business Corporation Act provide, in effect, that a Michigan corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, partner, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Michigan corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

          (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

               1.1  Form of Underwriting Agreement for the Notes. Filed as Exhibit 1.1 to
                    Registration Statement No. 33-58942 of Chrysler Financial Corporation, and
                    incorporated herein by reference.
               1.2  Form of Underwriting Agreement for the Certificates. Filed as Exhibit 1.2 to
                    Registration Statement No. 33-58942 of Chrysler Financial Corporation, and
                    incorporated herein by reference.
               3.1  Restated Articles of Incorporation of Chrysler Financial Corporation as
                    adopted and filed with the Corporation Division of Michigan Department of
                    Treasury on October 1, 1971. Filed as Exhibit 3-A to Registration No.
                    2-43097 of Chrysler Financial Corporation, and incorporated herein by reference.
               3.2  Amendments to the Restated Articles of Incorporation of Chrysler Financial
                    Corporation filed with the Department of Commerce of the State of Michigan on December 26, 1975, April 23, 1985 and June 21, 1985, respectively. Filed as Exhibit 3-B to the Annual Report of Chrysler Financial Corporation on
                    Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.
               3.3  Amendments to the Restated Articles of Incorporation of Chrysler Financial
                    Corporation filed with the Department of Commerce of the State of Michigan on August 12, 1987 and August 14, 1987, respectively. Filed as Exhibit 3 to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the
                    quarter ended September 30, 1987, and incorporated herein by reference.
               3.4  Amendments to the Restated Articles of Incorporation of Chrysler Financial
                    Corporation filed with the Department of Commerce of the State of Michigan on December 11, 1987 and January 25, 1988, respectively. Filed as Exhibit
                    3-D to the Annual Report of Chrysler Financial Corporation on Form 10-K for
                    the year ended December 31, 1989, and incorporated herein by reference.

               3.5  Amendments to the Restated Articles of Incorporation of Chrysler Financial
                    Corporation filed with the Department of Commerce of the State of Michigan on June 13, 1989, June 23, 1989 (two amendments), September 13, 1989,
                    January 31, 1990 and March 8, 1990, respectively. Filed as Exhibit 3-E to the Annual Report of Chrysler Financial Corporation on Form 10-K for the
                    year ended December 31, 1989, and incorporated herein by reference.
               3.6  Amendments to the Restated Articles of Incorporation of Chrysler Financial
                    Corporation filed with the Department of Commerce of the State of Michigan on March 29, 1990 and May 10, 1990. Filed as Exhibit 3-G to the Quarterly
                    Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended
                    March 31, 1990, and incorporated herein by reference.
               3.7  By-Laws of Chrysler Financial Corporation as amended to August 1, 1990.
                    Filed as Exhibit 3-I to the Quarterly Report of Chrysler Financial
                    Corporation on Form 10-Q for the quarter ended September 30, 1990, and incorporated herein by reference.
               3.8  By-Laws of Chrysler Financial Corporation as amended to January 1, 1992 and presently in effect. Filed as Exhibit 3-H to the Annual Report of Chrysler
                    Financial Corporation on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.
               3.9  Form of Certificate of Trust for Premier Auto Trusts (included in Exhibit
                    4.2).
               4.1  Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).
               4.2  Form of Trust Agreement among the Registrant, the Company and the Trustee
                    (including forms of Certificates). Filed as Exhibit 4.2 to Registration
                    Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.
               4.3  Form of Pooling and Servicing Agreement, including the Form of Standard
                    Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates).
               5.1  Opinion of Allan L. Ronquillo, Esq. with respect to legality.
               8.1  Opinion of Brown & Wood with respect to federal tax matters.
               8.2  Opinion of Allan L. Ronquillo, Esq. with respect to tax matters under
                    Michigan law.
              23.1  Consent of Allan L. Ronquillo, Esq. (included in the opinions filed as
                    Exhibits 5.1 and 8.2).
              23.2  Consent of Brown & Wood (included in its opinion filed as Exhibit 8.1).
              24.1  Powers of Attorney.
              25.1  Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust Company.
              25.2  Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Fuji Bank and Trust Company.
              25.3  Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.
              99.1  Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Trust.
              99.2  Form of Administration Agreement among the Trust, the Administrator and the
                    Indenture Trustee. Filed as Exhibit 28.2 to Registration Statement No.
                    33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.
              99.3  Form of Purchase Agreement between the Company and the Registrant.

ITEM 17.  UNDERTAKINGS

     (a) As to Rule 415:


     The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and State of Michigan, on the 5th day of October, 1994.


                                          CHRYSLER FINANCIAL CORPORATION,

                                          by:        /S/ JOHN P. TIERNEY
                                              ________________________________
                                                   Name: John P. Tierney
                                               Title: Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                           TITLE                           DATE
              ---------                           -----                           ----
Principal Executive Officer:

         /S/ J. P. TIERNEY             Chairman of the Board                  October 5, 1994
_________________________________
          J. P. Tierney



Principal Financial Officer:

         /S/ D. M. CANTWELL            Vice President -- Corporate Finance    October 5, 1994
_________________________________      and Development
           D. M. Cantwell


Principal Accounting Officer:

        /S/ T. P. DYKSTRA              Vice President and Controller          October 5, 1994
_________________________________
          T. P. Dykstra

                SIGNATURE                             TITLE                    DATE
                ---------                             -----                    ----
Board of Directors:

             */S/ W. S. BISHOP                      Director               October 5, 19
___________________________________________
                W. S. Bishop


           */S/ D. M. CANTWELL                      Director               October 5, 1994
___________________________________________
              D. M. Cantwell


            */S/ T. P.  CAPO                        Director               October 5, 1994
___________________________________________
               T. P. Capo


           */S/ R. J. EATON                         Director               October 5, 1994
___________________________________________
              R. J. Eaton


          */S/ J. E. FARRELL                        Director               October 5, 1994
___________________________________________
             J. E. Farrell


             */S/ R. A. LUTZ                        Director               October 5, 1994
___________________________________________
                R. A. Lutz


          */S/ W. J. O'BRIEN III                    Director               October 5, 1994
___________________________________________
             W. J. O'Brien III


            */S/ J. P. TIERNEY                      Director               October 5, 1994
___________________________________________
              J. P. Tierney


             */S/ G. C. VALADE                      Director               October 5, 1994
___________________________________________
                G. C. Valade


*By:            /S/ R. A. LINK
    _______________________________________
                 R. A. Link
              Attorney-in-Fact
               October 5, 1994

                                 EXHIBIT INDEX

EXHIBIT
  NO.                               DESCRIPTION OF EXHIBIT
- -------                             ----------------------
   1.1     Form of Underwriting Agreement for the Notes. Filed as Exhibit 1.1 to
           Registration Statement No. 33-58942 of Chrysler Financial Corporation,
           and incorporated herein by reference.
   1.2     Form of Underwriting Agreement for the Certificates. Filed as Exhibit
           1.2 to Registration Statement No. 33-58942 of Chrysler Financial
           Corporation, and incorporated herein by reference.
   3.1     Restated Articles of Incorporation of Chrysler Financial Corporation as
           adopted and filed with the Corporation Division of Michigan Department of Treasury on October 1, 1971. Filed as Exhibit 3-A to Registration No.
           2-43097 of Chrysler Financial Corporation, and incorporated herein by reference.
   3.2     Amendments to the Restated Articles of Incorporation of Chrysler
           Financial Corporation filed with the Department of Commerce of the State of Michigan on December 26, 1975, April 23, 1985 and June 21, 1985,
           respectively. Filed as Exhibit 3-B to the Annual Report of Chrysler
           Financial Corporation on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.
   3.3     Amendments to the Restated Articles of Incorporation of Chrysler
           Financial Corporation filed with the Department of Commerce of the State of Michigan on August 12, 1987 and August 14, 1987, respectively. Filed as Exhibit 3 to the Quarterly Report of Chrysler Financial Corporation
           on Form 10-Q for the quarter ended September 30, 1987, and incorporated herein by reference.
   3.4     Amendments to the Restated Articles of Incorporation of Chrysler
           Financial Corporation filed with the Department of Commerce of the State of Michigan on December 11, 1987 and January 25, 1988, respectively.
           Filed as Exhibit 3-D to the Annual Report of Chrysler Financial
           Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.
   3.5     Amendments to the Restated Articles of Incorporation of Chrysler
           Financial Corporation filed with the Department of Commerce of the State of Michigan on June 13, 1989, June 23, 1989 (two amendments), September
           13, 1989, January 31, 1990 and March 8, 1990, respectively. Filed as
           Exhibit 3-E to the Annual Report of Chrysler Financial Corporation on
           Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.
   3.6     Amendments to the Restated Articles of Incorporation of Chrysler
           Financial Corporation filed with the Department of Commerce of the State of Michigan on March 29, 1990 and May 10, 1990. Filed as Exhibit 3-G to
           the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for
           the quarter ended March 31, 1990, and incorporated herein by reference.
   3.7     By-Laws of Chrysler Financial Corporation as amended to August 1, 1990.
           Filed as Exhibit 3-I to the Quarterly Report of Chrysler Financial
           Corporation on Form 10-Q for the quarter ended September 30, 1990, and incorporated herein by reference.
   3.8     By-Laws of Chrysler Financial Corporation as amended to January 1, 1992 and presently in effect. Filed as Exhibit 3-H to the Annual Report of
           Chrysler Financial Corporation on Form 10-K for the year ended December
           31, 1991, and incorporated herein by reference.

EXHIBIT
  NO.                               DESCRIPTION OF EXHIBIT
- -------                             ----------------------
   3.9     Form of Certificate of Trust for Premier Auto Trusts (included in
           Exhibit 4.2).
   4.1     Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).
   4.2     Form of Trust Agreement among the Registrant, the Company and the
           Trustee (including forms of Certificates).
   4.3     Form of Pooling and Servicing Agreement, including Form of Standard
           Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates).
   5.1     Opinion of Allan L. Ronquillo, Esq. with respect to legality.
   8.1     Opinion of Brown & Wood with respect to federal tax matters.
   8.2     Opinion of Allan L. Ronquillo, Esq. with respect to tax matters under
           Michigan law.
  23.1     Consent of Allan L. Ronquillo, Esq. (included in the opinions filed as
           Exhibits 5.1 and 8.2).
  23.2     Consent of Brown & Wood (included in its opinion filed as Exhibit 8.1).
  24.1     Powers of Attorney.
  25.1     Form of T-1 Statement of Eligibility under the Trust Indenture Act of
           1939 of Bankers Trust Company.
  25.2     Form of T-1 Statement of Eligibility under the Trust Indenture Act of
           1939 of The Fuji Bank and Trust Company.
  25.3     Form of T-1 Statement of Eligibility under the Trust Indenture Act of
           1939 of The Bank of New York.
  99.1     Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Trust.
  99.2     Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit 28.2 to Registration Statement
           No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.
  99.3     Form of Purchase Agreement between the Company and the Registrant.